EXHIBIT (c)(1)

                             AGREEMENT AND PLAN OF MERGER


                                       BETWEEN


                                  G-I HOLDINGS INC.


                               USI ACQUISITION COMPANY


                                         AND



                                  U.S. INTEC, INC.









          Dated: September 15, 1995

                                  Table of Contents



          Section                                                      Page
          -------                                                      ----


          ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               THE OFFER  . . . . . . . . . . . . . . . . . . . . . . .   2
                    1.1  The Offer. . . . . . . . . . . . . . . . . . .   2
                    1.2  Offer Documents. . . . . . . . . . . . . . . .   3
                    1.3  Company Actions. . . . . . . . . . . . . . . .   3
                    1.4  Directors. . . . . . . . . . . . . . . . . . .   5

          ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . .   6
               THE MERGER . . . . . . . . . . . . . . . . . . . . . . .   6
                    2.1  The Merger.  . . . . . . . . . . . . . . . . .   6
                    2.2  Closing. . . . . . . . . . . . . . . . . . . .   6
                    2.3  Effective Time of the Merger.  . . . . . . . .   6
                    2.4  Effects of the Merger. . . . . . . . . . . . .   6

          ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . .   7
               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
          THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES  . . .   7
                    3.1  Effect on Capital Stock. . . . . . . . . . . .   7
                    3.2  Conversion of Securities.  . . . . . . . . . .   8
                    3.3  Payment for Shares.  . . . . . . . . . . . . .   8
                    3.4  Stock Transfer Books.  . . . . . . . . . . . .  10
                    3.5  Stock Options. . . . . . . . . . . . . . . . .  10
                    3.6  Dissenting Shares. . . . . . . . . . . . . . .  11

          ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . .  12
               REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .  12
                    4.1  Representations and Warranties of the
                         Company. . . . . . . . . . . . . . . . . . . .  12
                         (a)  Organization, Standing and Power. . . . .  12
                         (b)  Capital Structure.  . . . . . . . . . . .  12
                         (c)  Authority; No Violations; Consents and
                              Approvals.  . . . . . . . . . . . . . . .  13
                         (d)  SEC Documents.  . . . . . . . . . . . . .  15
                         (e)  Information Supplied. . . . . . . . . . .  16
                         (f)  Compliance with Applicable Laws.  . . . .  16
                         (g)  Litigation. . . . . . . . . . . . . . . .  16
                         (h)  Taxes.  . . . . . . . . . . . . . . . . .  17
                         (i)  Pension And Benefit Plans; ERISA. . . . .  18
                         (j)  No Material Change. . . . . . . . . . . .  20
                         (k)  Opinion of Financial Advisor. . . . . . .  21
                         (l)  Vote Required.  . . . . . . . . . . . . .  21
                          . . . . . . . . . . . . . . . . . . . . . . .  21
                         (m)  Intangible Property.  . . . . . . . . . .  21
                         (n)  Environmental Matters.  . . . . . . . . .  22
                          . . . . . . . . . . . . . . . . . . . . . . .  24
                         (o)  Material Contracts. . . . . . . . . . . .  24
                         (p)  Related Party Transactions. . . . . . . .  27

                         (q)  Liens, etc. . . . . . . . . . . . . . . .  27
                         (r)  Finder's Fees.  . . . . . . . . . . . . .  27

          ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . .  28
               REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .  28
                    5.1  Representations and Warranties of Parent and
                         Sub. . . . . . . . . . . . . . . . . . . . . .  28
                              (a)  Organization, Standing and Power.  .  28
                              (b)  Authority; No Violations; Consents
                              and Approvals.  . . . . . . . . . . . . .  28
                         (c)  Information Supplied. . . . . . . . . . .  29

          ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . .  30
               COVENANTS RELATING TO CONDUCT OF BUSINESS  . . . . . . .  30
                    6.1  Covenants of the Company.  . . . . . . . . . .  30
                         (a)  Ordinary Course.  . . . . . . . . . . . .  30
                         (b)  No Solicitation.  . . . . . . . . . . . .  30
                         (c)  Advice of Changes; SEC Filings. . . . . .  31
                         (d)  Other Actions.  . . . . . . . . . . . . .  31

          ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . .  32
               ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . .  32
                    7.1 Preparation of the Proxy Statement; Offer Documents; Company Stockholders Meeting;
                         Merger without a Company Stockholders
                         Meeting. . . . . . . . . . . . . . . . . . . .  32
                    7.2  Access to Information. . . . . . . . . . . . .  33
                    7.3  Current Information. . . . . . . . . . . . . .  33
                    7.4  Legal Conditions to Merger.  . . . . . . . . .  34
                    7.5  Fees and Expenses. . . . . . . . . . . . . . .  34
                    7.6  Indemnification.   . . . . . . . . . . . . . .  34
                    7.7  Publicity. . . . . . . . . . . . . . . . . . .  36

          ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . .  36
               CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . .  36
                    8.1  Conditions to Each Party's Obligation to
                         Effect the Merger. . . . . . . . . . . . . . .  36
                         (a)  Stockholder Approval. . . . . . . . . . .  36
                         (b)  HSR Act.  . . . . . . . . . . . . . . . .  36
                         (c)  No Injunctions or Restraints. . . . . . .  36
                    8.2  Conditions of Obligations of Parent and Sub. .  37
                         (a)  Payment for Shares. . . . . . . . . . . .  37
                         (b)  Representations and Warranties. . . . . .  37
                         (c)  Performance of Obligations of the
                              Company.  . . . . . . . . . . . . . . . .  37
                         (d)  Consents, etc.  . . . . . . . . . . . . .  37
                    8.3  Conditions of Obligations of the Company.  . .  37
                         (a)  Representations and Warranties. . . . . .  37
                         (b)  Performance of Obligations of Parent and
                              Sub.  . . . . . . . . . . . . . . . . . .  38

          ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . .  38
               TERMINATION AND AMENDMENT  . . . . . . . . . . . . . . .  38
                    9.1  Termination. . . . . . . . . . . . . . . . . .  38

                    9.2  Effect of Termination. . . . . . . . . . . . .  39
                    9.3  Amendment. . . . . . . . . . . . . . . . . . .  39
                    9.4  Extension; Waiver. . . . . . . . . . . . . . .  40

          ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . .  40
                    10.1 Nonsurvival of Representations, Warranties
                         and Agreements.  . . . . . . . . . . . . . . .  40
                    10.2 Notices. . . . . . . . . . . . . . . . . . . .  40
                    10.3 Interpretation.  . . . . . . . . . . . . . . .  41
                    10.4 Counterparts.  . . . . . . . . . . . . . . . .  41
                    10.5 Entire Agreement; No Third Party
                         Beneficiaries; Rights of Ownership.  . . . . .  41
                    10.6 Governing Law. . . . . . . . . . . . . . . . .  42
                    10.7 No Remedy in Certain Circumstances.  . . . . .  42
                    10.8 Assignment.  . . . . . . . . . . . . . . . . .  43

                             AGREEMENT AND PLAN OF MERGER


                    AGREEMENT AND PLAN OF MERGER, dated September 15, 1995, (the "Agreement"), among G-I HOLDINGS INC., a Delaware corporation ("Parent"), USI ACQUISITION COMPANY, a Texas corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and U.S. INTEC, INC., a Texas corporation (the
          "Company").

                    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have unanimously approved the acquisition of the Company by Parent, by means of the merger of the Sub with and into Company, upon the terms and subject to the conditions set forth in the Agreement;

                    WHEREAS, to effectuate the acquisition, Parent and the Company each desire that Parent cause Sub to commence a cash tender offer to purchase all of the outstanding shares of common stock, par value $.02 per share, of the Company (the "Shares" or the "Company Common Stock"), upon the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in Section 1.2), and the Board of Directors of the Company has unanimously approved such tender offer and is recommending to its stockholders that they accept the tender offer and tender their shares of Company Common Stock pursuant thereto;

                    WHEREAS, Parent and Sub are willing to enter into this Agreement (and effect the transactions contemplated hereby) based in part on the prior execution and delivery by certain beneficial and record holders of the Company Common Stock of agreements (collectively, the "Stockholders Agreement") providing for certain matters with respect to their Shares, the granting of options with respect to their Shares, the tender of their Shares and certain other actions relating to the Offer (as defined in Section 1.1) and the other transactions contemplated by this Agreement and, in order to induce Parent and Sub to enter into this Agreement, such stockholders have executed and delivered the Stockholders Agreement; and

                    WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to consummation thereof;

                    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                      ARTICLE I

                                      THE OFFER

               1.1 The Offer. (a) Provided that none of the events set forth in Exhibit A hereto shall have occurred and be continuing, as promptly as practicable (but in any event not later than five business days after the public announcement of the execution and delivery of this Agreement; provided that such announcement occurs within one business day of such execution and delivery), Parent shall cause Sub to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), an offer to purchase (the "Offer") all outstanding shares of the Company Common Stock at a price of $9.05 per share, net (subject to any applicable withholding tax) to the seller in cash (the "Offer Consideration"). The obligation of Parent and Sub to commence the Offer, consummate the Offer, accept for payment and to pay for shares of Company Common Stock validly tendered in the Offer and not withdrawn shall be subject only to those conditions set forth in Exhibit A hereto.

                         (b) Without the prior written consent of the Company, Sub shall not (and Parent shall not cause Sub to) (i) decrease the Offer Consideration or modify the form of consideration therefor or decrease the number of Shares sought pursuant to the Offer, (ii) change the conditions to the Offer,
          (iii) impose additional conditions to the Offer, (iv) extend the expiration date of the Offer except as required by law and except that Sub may extend the expiration date of the Offer for up to
          (x) 180 calendar days from the date of commencement in order to comply with the requirements of the HSR Act (as defined in
          Section 4.1(c)(iii), and (y) 90 calendar days from the date of commencement with respect to any other condition set forth on Exhibit A in the event that any condition to the Offer is not satisfied, or (v) amend any term of the Offer in any manner materially adverse to holders of shares of Company Common Stock; provided, however, that, except as set forth above, Sub may waive
          --------  -------
          any other condition to the Offer in its sole discretion; and provided further, that the Offer may be extended in connection
          -------- -------
          with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the United States Securities and Exchange Commission (the "SEC"). Assuming the prior satisfaction or waiver of the conditions to the Offer, Sub shall accept for payment, and pay for, in accordance with the terms of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as legally permitted after the commencement thereof.

               1.2 Offer Documents. As soon as practicable on the date of commencement of the Offer, Parent and Sub shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "Offer Documents") and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law, and shall conform in all material respects with the requirements of the Exchange Act and any other applicable law; provided, however, that no agreement or
                                    --------  -------
          representation hereby is made or shall be made by Parent or Sub with respect to information supplied by the Company in writing expressly for inclusion in, or with respect to Company information derived from the Company's public SEC filings which is incorporated by reference in, the Offer Documents. Parent, Sub and the Company each agree promptly to correct any information provided by them for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Parent and Sub further agrees to take
                                                                  -
          all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Company Common Stock, in each case as and to the extent required by applicable law. In conducting the Offer, Parent and Sub shall comply in all material respects with the provisions of the Exchange Act and any other applicable law. The Company and its counsel shall be given the opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC.

                    1.3 Company Actions. The Company hereby consents to the Offer and represents that (a) its Board of Directors (at a meeting duly called and held) has (i) unanimously determined that each of this Agreement, the Offer and the Merger, taken together, are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement, and the transactions contemplated hereby including the Offer and the Merger, and (iii) after considering its fiduciary duties under applicable law upon the advice of counsel, resolved to recommend acceptance of the Offer, approval and adoption of this Agreement and approval of the Merger by the holders of Company Common Stock, and (b) First Southwest Company ("First Southwest") has delivered to the Board of Directors of the Company its written opinion that the Offer Consideration to be received by the holders of Company Common Stock in the Offer and the Merger, taken together, is fair, from a financial point of view, to such holders, subject to the assumptions and qualifications contained in such opinion. The Board of Directors of the Company shall not withdraw or modify its approval or recommendation of the Offer, this Agreement, or the Merger unless the Board of Directors of the Company shall conclude in good faith, based upon advice of counsel, that such action is required under applicable law for the discharge of such Board's fiduciary duties. The Company hereby consents to the inclusion in the Offer Documents of the recommendation referred to in this Section 1.3. The Company hereby agrees to file with the SEC simultaneously with the filing by Parent and Sub of the
          Schedule 14D-1, a Solicitation/Recommendation Statement on
          Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing such recommendations of the Board of Directors of the Company in favor of the Offer and the Merger and otherwise complying with Rule 14d-9 under the Exchange Act. The Schedule 14D-9 shall comply in all material respects with the Exchange Act and any other applicable law and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law. The Company, Parent and Sub each agree promptly to correct any information provided by them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable law. Parent, Sub and their counsel shall be given an opportunity to review the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. In connection with the Offer, the Company shall promptly furnish Parent with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of the Company Common Stock as of the latest practicable date and shall furnish Parent with such information and assistance (including updated lists of stockholders, mailing labels and lists of security positions) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Company Common Stock. Subject to the requirements of applicable law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Sub and each of their affiliates, associates, partners, employees, agents and advisors shall hold in confidence the information contained in such labels and lists, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, in accordance with its terms, shall deliver promptly to the Company all copies of such information then in their possession. The Company has been advised or reasonably believes that each of its directors and executive officers and the stockholders whose identities are listed on Schedule 1.3 hereto intend to tender pursuant to the Offer all shares of the Company Common Stock owned of record and beneficially by him or it and which he or it may sell without liability pursuant to Section 16(b) of the Exchange Act.

                    1.4 Directors. (a) Promptly upon the purchase by Parent or any of its subsidiaries of such number of shares of Company Common Stock which represents at least two-thirds of the outstanding shares of Company Common Stock (on a fully diluted basis), and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number as will give Parent, subject to compliance with
          Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of (x) the number of directors on the Board of Directors of the Company (giving effect to any increase in the number of directors pursuant to this Section 1.4) and (y) the percentage that such number of Shares so purchased bears to the aggregate number of Shares outstanding (such number being, the "Board Percentage"), and the Company shall, upon request by Parent, promptly satisfy the Board Percentage by (i) increasing the size of the Board of Directors of the Company or (ii) accepting resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors of the Company and shall cause Parent's designees promptly to be so elected; provided that simultaneously with the execution of this Agreement, Company shall have secured written resignations of the directors of the Board, with such resignations conditioned on the Company's accepting such resignations as and when required to effectuate the terms of this Section 1.4. At the request of Parent, the Company shall take, at the Company's expense, all lawful action necessary to effect any such election, including, without limitation, mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, unless such information has previously been provided to the Company's stockholders in the Schedule 14D-9. Parent and Sub will supply to the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 of the Exchange Act.

                    (b) Following the election or appointment of Parent's designees pursuant to this Section 1.4 and prior to the Effective Time of the Merger, any amendment or termination of this Agreement, extension for the performance or waiver of the obligations or other acts of Parent or Sub or waiver of the Company's rights thereunder, shall require the concurrence of a majority of directors of the Company then in office who are directors on the date hereof and who voted to approve this Agreement, provided any such director remains in office.

                                      ARTICLE II

                                      THE MERGER

                    2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act ("TBCA"), the Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of the Sub shall cease, and the Company shall continue as the surviving corporation and a direct wholly owned subsidiary of Parent (Sub and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation").

                    2.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, on the second business day after satisfaction of the conditions set forth in Section 8.1 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 8.2 and 8.3) (the "Closing Date"), at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, unless another date, time or place is agreed to in writing by the parties hereto.

                    2.3 Effective Time of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a articles of merger (the "Articles of Merger") with the Secretary of State of the State of Texas, as provided in the TBCA, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing of the Articles of Merger and the issuance by the Secretary of State of the State of Texas of the Certificate of Merger (the "Effective Time").

                    2.4 Effects of the Merger. (a) The Merger shall have the effects as set forth in the applicable provisions of the TBCA.

                         (b) The directors of Sub and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial officers and directors, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                         (c) The Articles of Incorporation of the Company immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the TBCA.

                         (d)  The Bylaws of the Company as in effect
          immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Articles of Incorporation or the Bylaws.

                         (e)  The Merger shall have the effect on the
          Constituent Corporations set forth in Article 5.06 of the TBCA.



                                     ARTICLE III

                     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
                THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                    3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or the holder of any capital stock of Sub:

                         (a)  Capital Stock of Sub. Each share of the
          capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into common stock, par value $.02 per share, of the Company.

                         (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock and all other shares of capital stock of the Company that are owned by the Company and all shares of Company Common Stock and other shares of capital stock of the Company owned by Parent, Sub or any other wholly-owned Subsidiary (as defined below) of Parent or the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor. As used in this Agreement, the word "Subsidiary", with respect to any party, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 40% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

                    3.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the shares thereof:

                         (a) (i)   Subject to the other provisions of this
          Section 3.2 and Section 3.1, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time excluding Dissenting Shares (as defined in Section 3.6) shall be converted into the right to receive amount in cash, without interest, equal to the highest price offered for each share of Company Common Stock pursuant to the Offer, less any required withholding taxes (the "Merger Consideration"), upon surrender and exchange of the Certificates (as defined in Section 3.3(b)).

                         (ii) All such shares of Company Common Stock, when converted as provided in Section 3.2(a)(i), no longer shall be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing Shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of Section 3.3, shall only represent the right to receive for their Shares, the Merger Consideration, without any interest thereon.

               3.3 Payment for Shares. (a) Paying Agent. Prior to the Effective Time, Sub shall appoint The Bank of New York (or if The Bank of New York is unwilling or unable to act or to act upon commercially reasonable terms, any other United States bank or trust company mutually acceptable to the Company and Parent) to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, and Parent shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this Article III, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 3.2(a)(i) and this Section 3.3 to holders, as and when requested in writing by the Paying Agent in respect of shares of Common stock received by the Paying Agent. The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund.


                    From time to time at or after the Effective Time, Parent shall take all lawful action necessary to make the appropriate cash payments, if any, to holders of Dissenting Shares.

                    (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than the Company or any Subsidiary of the Company or Parent, Sub or any other Subsidiary of Parent) of a Certificate or Certificates which, immediately prior to the Effective Time, evidenced outstanding shares of Company Common Stock (the "Certificates"),
          (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent reasonably may specify) and
          (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (x) the number of shares of Company Common Stock represented by such Certificate and (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. Absolutely no interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.3(b), each Certificate (other than Certificates representing Shares owned by Parent or any subsidiary of Parent or held in the treasury of the Company) shall represent for all purposes only the right to receive the Merger Consideration.

                    (c) Termination of Payment Fund; Interest. Subject to any applicable abandoned property, escheat or similar law, any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to Parent for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to Parent.

                    (d) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    (e) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.

               3.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to the Paying Agent or Parent for any reason shall be converted into the Merger Consideration.

               3.5 Stock Options. At the Effective Time, each holder of a then outstanding option to purchase Shares under the Company's 1985 Stock Option Plan and 1994 Long Term Incentive Plan (collec-tively, the "Stock Option Plan"), whether or not then exercisable (the "Option"), shall, in settlement thereof, represent the right to receive for each Share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Offer Consideration and the per Share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as, the "Option Consideration"); provided, however, that with respect
                                       --------  -------
          to any person subject to Section 16(a) of the Exchange Act, any such amount shall, at the written request of such Person, be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Upon receipt of the Option Consideration, the Option shall be canceled. The surrender of an Option to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option. Prior to the Effective Time, the Company shall use its commercially reasonable best efforts to obtain all necessary consents or releases from holders of Options under the Stock Option Plans and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 3.5 (except for such action that may require the approval of the Company's stockholders). Except as otherwise agreed to by the parties, (i) all Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company any Subsidiary thereof, shall be canceled as of the Effective Time, and (ii) the Company shall take all action necessary to ensure that following the Effective Time no participant in any Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and to terminate all such plans.

               3.6 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 5.12 of the TBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 5.12, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 5.12 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 3.3, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

               4.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

                    (a) Organization, Standing and Power. Each of the Company and its Subsidiaries, which is a corporation, is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and the Company and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where such failure to qualify could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined below) with respect to the Company. The Company has heretofore made available to Parent complete and correct copies of its and its corporate Subsidiaries' respective Articles of Incorporation and Bylaws and Minutes of their respective Board of Directors' meeting held since January 1, 1992. All Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified on Schedule 4.1(a). As used in this Agreement, a "Material Adverse Effect" shall mean, with respect to any party, the result of one or more events, changes or effects which would have a material adverse effect on the business, operations, net assets, condition (financial or otherwise) or prospects of such party and its Subsidiaries, taken as a whole.

                    (b) Capital Structure. As of August 31, 1995, the authorized capital stock of the Company consists of 10,000,000 Shares and 1,000,000 shares of Preferred Stock, $1.00 par value ("Preferred Stock"). As of the date hereof: (i) 3,040,911 Shares and no shares of Preferred Stock are issued and outstanding, 450,000 Shares are reserved for issuance pursuant to the Stock Option Plan under which options to acquire 158,250 shares of Company Common Stock are outstanding, and, except for the issuance of Shares pursuant to the exercise of the Options, there are no employment, executive termination or similar agreements providing for the issuance of Shares; (ii) no Shares were held by the Company; (iii) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote, whether or not upon an event of default or otherwise, (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Company stockholders may vote ("Company Voting Debt") were issued or outstanding; and (iv) neither the Company nor any of its corporate Subsidiaries is obligated to issue any of the foregoing securities other than upon exercise of outstanding Options disclosed pursuant to this Section 4.1(b). All outstanding Shares are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. Except as set forth on Schedule 4.1(b), all outstanding shares of capital stock or partnership interests of the Subsidiaries of the Company are owned by the Company or a direct or indirect Subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature, and except as set forth on
          Schedule 4.1(b), neither the Company nor any Subsidiary holds any equity interest, including, without limitation, a partnership interest, in any entity. Except as set forth in this Section 4.1(b) and except for changes since August 31, 1995 resulting from the exercise of employee stock options granted pursuant to the Stock Option Plans, there are outstanding: (i) no shares of capital stock, Company Voting Debt or other voting securities of the Company; (ii) no securities of the Company or any Subsidiary of the Company convertible into, or exchangeable or exercisable for, shares of capital stock, Company Voting Debt or other voting securities of the Company or any Subsidiary of the Company; and
          (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound, in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Since August 31, 1995, the Company has not amended or repriced any Option or Stock Option Plans and set forth on Schedule 4.1(b) is a list of all outstanding options, warrants and rights to purchase shares of Company Common Stock and the exercise prices relating thereto, showing all changes to such information since August 31, 1995. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger. There are no restrictions on the Company to vote the stock of any of its Subsidiaries.


                    (c)  Authority; No Violations; Consents and Approvals.

                         (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject, if required with respect to consummation of the Merger, to the Company Stockholder Approval (as defined in Section 4.1(c)(iii)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, if required with respect to consummation of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, subject, if required with respect to consummation of the Merger, to the Company Stockholder Approval under the TBCA, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                         (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, benefit, right or payment or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance ("Liens")on assets or property, or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration of any obligation, benefit, right or payment, loss, creation or right of first refusal, a "Violation") pursuant to, any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries or, except as to which requisite waivers or consents have been obtained and, except as set forth on Schedule 4.1(c)(ii) hereto and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 4.1(c) are duly and timely obtained or made and, if required, the Company Stockholder Approval has been obtained, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, Company Permit (as defined in Section 4.1(f)), concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets (collectively, "Laws"), which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company.

                         (iii)  No consent, approval, order or
          authorization of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, which if not obtained or made could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company, except for: (A) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the expiration or termination of the applicable waiting period thereunder; (B) the filing with the SEC of (x), if required by applicable law, a proxy or information statement in definitive form relating to a meeting of the holders of Company Common Stock to approve the Merger under the TBCA ("Company Stockholder Approval") (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement"), (y) the Schedule 14D-9 in connection with the Offer, and (z) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Articles of Merger with the Secretary of State of the State of Texas ; (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; and (E) such filings and approvals as may be required by any foreign pre-merger notification, securities, or corporate law, rule or regulation.

                    (d) SEC Documents. The Company has made available to Parent a true and complete copy of each material report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1992 and prior to the date of this Agreement (the "Company SEC Documents"), which are all the material documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.

                    (e) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) any of the Offer Documents will, at the time the Offer Documents are first published, sent or given to holders of Company Common Stock, and at any time they are amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Company's Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    (f) Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure to possess the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company. The businesses of the Company and its Subsidiaries are not being conducted in violation in any material respect of any law, ordinance or regulation of any Governmental Entity. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than those the outcome of which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company.

                    (g) Litigation. As of the date hereof, except as set forth on Schedule 4.1(g) hereto, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company or any Company Employee Benefit Plan or Company Employee Benefit Arrangement (as defined in Section 4.1 (i) below) ("Company Litigation"). No Company litigation exists and the Company and its Subsidiaries have no knowledge (after due inquiry) of any facts which are reasonably likely to give rise to any Company Litigation, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company or any Company Employee Benefit plan or Company Employee Benefit Arrangement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company or any Company Employee Benefit Plan or Company Employee Benefit Arrangement ("Company Order"), which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company or any Company Employee Benefit Plan or Company Employee Benefit Arrangement, or prevent, hinder or materially delay its ability to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, except as set forth on Schedule 4.1(g), the aggregate amount of all claims and judgments pending, or to the knowledge of the Company, threatened pursuant to all Company Litigation and Company Orders does not exceed $250,000. This Section 4.1(g) shall not relate to any environmental matters referred to in Section 4.1(n).

                    (h) Taxes. Each of the Company and each of its Subsidiaries has filed all material tax returns required to be filed by such party on a timely basis in accordance with all applicable law in all material respects and has paid (or the Company has paid on behalf of any such Subsidiary), or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries accrued through the date of such financial statements. The unpaid taxes, including any contingent tax liabilities and net deferred tax liabilities, of the Company and its Subsidiaries which have accrued as of the date of the most recent financial statements contained in the Company SEC Documents do not exceed the reserve for accrued tax liability set forth or included in such financial statements except as set forth on Schedule 4.1(b). The Company and its consolidated Subsidiaries have consolidated net operating losses ("NOLs") of at least $6,000,000 in the aggregate, arising from the 1994 tax year and arising from so much of the 1995 tax year as if such year were a short tax year ending on August 31, 1995 ("Short Year"), which NOL may be used to offset income from prior years under Section 172(b)(1)(A) of the Code. A detailed computation, including all material assumptions used therein of the estimated NOL for the Short Year will be provided to Parent on or before the close of business on September 22, 1995. No federal income tax returns that include the Company and each of its Subsidiaries consolidated in such returns have been examined or currently are under examination with the United States Internal Revenue Service (the "IRS"), except for tax year 1991. Except for a waiver granted with respect to the 1991 Federal income tax return, no waiver of statute of limitations with respect to such returns has been given by or requested from the Company and its Subsidiaries for tax years beginning after December 31, 1988. The Company has previously delivered or made available to Parent true and complete copies of its federal income tax returns for each of the fiscal years ended December 31, 1992 and December 31, 1993. Neither the Company nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation, sharing or indemnification of taxes with any entity which is not, either directly or indirectly, a Subsidiary of the Company. Neither the Company nor any of its Subsidiaries has filed a consent pursuant to or agreed to the application of Section 341(f) of the Code. Neither the Company nor any Subsidiary will be liable for taxes due on parachute payments under Section 4999 of the Code. The Company is not a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither of the Company, nor any of its Subsidiaries ever has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than the present affiliated group comprised of the Company and its Subsidiaries. Since January 1, 1991, the Company has not adopted, revoked, rescinded or otherwise materially modified any tax elections or tax accounting method. For the purpose of this Agreement, the term "tax" (and, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                    (i)  Pension And Benefit Plans; ERISA.

                         (i) Set forth on Schedule 4.1(i) is a list of all Company Employee Benefit Plans and Company Employee Benefit Arrangements which are in writing, including any amendments thereto, and a description of all unwritten Company Employee Benefit Plans and Company Employee Benefit Arrangements. The Company has delivered to Parent true and correct copies of (A) all such plans which are in writing, including any amendments thereto, and (B) the annual report, if required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each such plan for the last three years. None of the Company Employee Benefit Plans or Company Employee Benefit Arrangements is subject to Title IV of ERISA or

          Section 412 of the Code. Except as set forth in Schedule 4.1(i) hereto:

                              (1)  each Company Employee Benefit Plan and
          Company Employee Benefit Arrangement, together with any related trust, is in compliance in all material respects with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations including, without limitation, ERISA and the Code and with the terms and conditions of the applicable plan;

                              (2)  each pension plan which is or is
          intended to be a pension plan as defined in Section 401(a) of the Code is qualified under Section 401(a) of the Code and a favorable determination letter from the Internal Revenue Service with respect to such qualification has been issued with respect thereto, copies of which have been delivered to Parent;

                              (3)  none of the Company or any of its
          Subsidiaries is or has ever been obligated to contribute to any Company Employee Benefit Plan or Company Employee Benefit Arrangement which constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA.

                              (4)  no amounts payable under the Company
          Employee Benefit Plans or Company Employee Benefit Arrangements will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code;

                              (5)  neither the execution and delivery of
          this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee or group of employees of the Company or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Company Employee Benefit Plan or Company Employee Benefit Arrangement or (C) result in the acceleration of the time of payment or vesting of any such benefits; and

                              (6)  none of the Company or any of its
          Subsidiaries has any contract, plan, or commitment, whether legally binding or not, to create any additional Company Employee Benefit Plan or Company Employee Benefit Arrangement or to modify any existing Company Employee Benefit Plan or Company Employee Benefit Arrangement.


                         (ii) As used herein:

                              (1)  the term "Employees" shall mean all
          current employees, former employees and retired employees of the Company and its Subsidiaries.

                              (2)  the term "Company Employee Benefit
          Plans" shall mean each and all "employee benefit plans" as defined in Section 3(3) of ERISA, maintained or contributed to by the Company or the Subsidiaries or in which the Company or the Subsidiaries participate or participated and which in any such case provide benefits to Employees, including (a) any such plans that are "employee welfare benefit plans" as defined in Section

          3(1) of ERISA, including retiree medical and life insurance plans and (b) any such plans that are "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans").

                              (3)  The term "Company Employee Benefit
          Arrangements" shall mean any life and health insurance, hospitalization, savings, bonus, deferred compensation, stock option plan, stock incentive plan, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, contracts, collective bargaining agreements, individual employment, consulting or severance contracts and other policies or practices of the Company or its Subsidiaries providing employee or executive compensation or benefits to Employees, other than Company Employee Benefit Plans.

                    (j)  No Material Change.  Except as disclosed on
          Schedule 4.1(j), since June 30, 1995, neither the Company nor any of its Subsidiaries (i) suffered any changes which have had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company,
          (ii) incurred any obligation or liability whether absolute, accrued, contingent or otherwise, including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or incurred any obligations or liabilities except for those incurred in the ordinary course of business and not constituting Indebtedness for Borrowed Money (as defined in Section 4.1(o)(vii)), (iii) acquired or disposed of assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition, other than the purchase or sale of inventories in the ordinary course of business, (iv) increased the wages, salaries, compensation, pension, severance or other benefits payable to any employee, other than in connection with normal compensation policies and consistent with past compensation policies, or instituted any increase in, merged, terminated or amended any Company Employees Benefit Plan or Arrangement, (v) discharged or satisfied any Lien, forgiven or paid or cancelled any debts or claims (absolute or contingent) or waived any rights, in each case except in the ordinary course of business and except for those which, individually or in the aggregate, could not reasonably be expected to be material to the operation or assets of the Company and its Subsidiaries, their financial condition, results of operations or prospects, taken as a whole, (vi) granted any rights or licenses under any Company Intangible Property (as defined in Section 4.1(m)), (vii) declared or paid any dividends or made any distribution in respect of its capital stock (other than from a wholly-owned Subsidiary of the Company), including by way of repurchase, redemption or otherwise, (viii) transferred any assets by way of contribution, loan or otherwise to any of its Subsidiaries other than a wholly-owned subsidiary or otherwise made an investment by way of purchase of equity, capital contribution, loan or otherwise in any person other than a wholly-owned Subsidiary or creation of account receivables resulting from the sale of inventories in the ordinary course of business, (ix) merged or consolidated with or into any entity, or obligated itself to do so, (x) made or committed to make any capital expenditures in excess of $240,000 in the aggregate, (xi) amended its Certificate of Incorporation or By-Laws or changed its method or basis of accounting, whether or not permitted under GAAP, (xii) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body, which could reasonably be expected, individually or in the aggregate, to be material to the operation or net assets of the Company and its Subsidiaries, their financial condition, results of operations or prospects, taken as a whole, (xiii) cancelled or terminated any insurance policy, or (xiv) obligated itself to do any of the foregoing.

                    Except as disclosed on Schedule 4.1(j), since June 30, 1995, the Company and its Subsidiaries have not experienced any strike, work stoppage or unionization attempt and have conducted their business in the ordinary course and in substantially the same manner as conducted prior to such date and have preserved their relationships with customers, suppliers and other with whom deal.
                    (k) Opinion of Financial Advisor. The Company has received the opinion of First Southwest, dated September 14, 1995, to the effect that, as of the date hereof, the Offer Consideration to be received by the holders of Company Common Stock in the Offer and the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to such holders, a signed, true and complete copy of which opinion has been delivered to Parent, and such opinion has not been withdrawn or modified.

                    (l) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve the Merger and this Agreement and the transactions contemplated hereby.


                    (m)  Intangible Property.

                         (i) Schedule 4.1(m) sets forth a list of each material trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design and copyright owned, used or useful in connection with the operation of the businesses of each of the Company and its Subsidiaries as well as a list of all registrations thereof by jurisdiction and pending applications therefor, and each license or other contract relating thereto (collectively, the "Company Intangible Property"). Except as set forth on Schedule 4.1(m), all of the Company Intangible Property is in good standing. Except as set forth on Schedule 4.1(m), the use of the Company Intangible Property by the Company or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Company Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intangible Property. Each of the Company and its Subsidiaries own or have a right to use all Company Intangible Property necessary for the operation of its respective business.

                    (n)  Environmental Matters.

                         (i)  For purposes of this Agreement:

                              (1) "Environmental Law" means any applicable law regulating or prohibiting Releases into any part of the environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act
          ("CERCLA") (42 U.S.C. Sec. 9601 et seq.), the Hazardous Materials
                                          -- ---
          Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Resource
                                                  -- ---
          Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), the
                                                             -- ---
          Clean Water Act (33 U.S.C. Sec. 1251 et seq.), the Clean Air Act
                                               -- ---
          (33 U.S.C. Sec. 7401 et seq.), the Toxic Substances Control Act
                               -- ---
          (15 U.S.C. Sec. 7401 et seq.), the Federal Insecticide, Fungicide,
                               -- ---
          and Rodenticide Act (7 U.S.C. Sec. 136 et seq.), and the
                                                 -- ---
          Occupational Safety and Health Act (29 U.S.C. Sec. 651 et seq.)
                                                                 -- ---
          ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been amended or supplemented through the Closing Date;

                              (2)  "Hazardous Material" means any
          substance, pollutant material or waste which is regulated by Environmental Law, including, without limitation, coal tar, asbestos and any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law;

                              (3)  "Release" means any release, spill,
          effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (whether on site or off site), or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

                              (4)  "Remedial Action" means all actions,
          including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (I) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials, other substance, or dust, odors, fumes or noise (whether or not constituting Hazardous Materials) in the indoor or outdoor environment (whether on site or off site); (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material, other substance, or dust, odor, fumes or noise (whether or not constituting Hazardous Materials) so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment (whether on site or off site); (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

                         (ii) Except as disclosed on Schedule 4.1(n)(ii), the Company and its Subsidiaries are not currently parties to any agreements, consent orders, decrees or judgments issued by a Governmental Entity respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material, other substance or dust, odor, fumes or noise (whether or not constituting Hazardous Materials;

                         (iii) Since January 1, 1992, the Company and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation (whether or not disclosed) or liability (whether or not disclosed) could reasonably be expected, individually or in the aggregate, to be material to the operation or net assets of the Company and its Subsidiaries, their condition (financial or otherwise), results of operations or prospects, taken as a whole, provided that the parties hereto acknowledge that such liabilities, individually, or in the aggregate, of $1,000,000 or less, would not be deemed material;

                         (iv)  Neither the Company nor any of its
          Subsidiaries has any liability (whether or not disclosed) or potential liability (whether or not disclosed), known or unknown, in connection with the Release of any Hazardous Material, other substance, or dust, odor, fumes or noise (whether or not constituting Hazardous Materials) into the indoor or outdoor environment (whether on-site or off-site) which could reasonably be expected, individually or in the aggregate, to be material to the operation or net assets of the Company and its Subsidiaries, their condition (financial or otherwise), results of operations or prospects, taken as a whole, provided that the parties hereto acknowledge that such liabilities, individually or in the aggregate, of $1,000,000 or less, would not be deemed material;

                         (v) Except as set forth on Schedule 4.1(n)(v), there is not now on or in any property of the Company or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, (C) any polychlorinated biphenyls, or (D) landfills or disposal areas, in each case except in material compliance with applicable Environmental Laws;

                         (vi) The Company has made available to Parent copies of all environmental investigations, studies, audits, tests, reviews and other analyses conducted by or on behalf of, or that are in the possession of, the Company or any of its Subsidiaries, in relation to any site or facility owned or leased,at any time, by the Company or any of its Subsidiaries (collectively the "Sites");

                         (vii) Except as disclosed on Schedule 4.1(n)(vii) hereto, there are no pending applications for any Company Permits under any Environmental Law in connection with the conduct of the Company or any Subsidiary thereof;

                         (viii)  Except as disclosed in Section
          4.1(n)(viii), the Company and its Subsidiaries are in compliance with all statutory land use regulation or prohibition under any Environmental Law or any law of any Governmental Authority relating to the protection of wetlands, woodlands and endangered species and there are no environmental liens or deed restrictions on any sites; and


                         (ix) Except as set forth on Schedule 4.1(n)(ix) hereto, there have been no citations, notices or complaints issued to any of the Company, or any Subsidiary by the Occupational Safety and Health Administration or any state occupational safety and health administration since January 1, 1992. Neither the Company, or any of its Subsidiaries, any of their respective predecessors or their agents has engaged in any act or omission which could give rise to liabilities (whether known or unknown) under CERCLA or any equivalent state laws.

                    (o) Material Contracts. The Company has provided Parent with a full and complete copy of all material arrangements and contracts to which the Company, or any of its Subsidiaries, is a party or is bound (collectively, the "Contracts"), a list of which is set forth on Schedule 4.1(o), including, but not limited to, the following:

                         (i) employment contracts, sales representative agency contracts or contracts that are not terminable by the Company, or a Subsidiary thereof, as applicable, by notice of not more than sixty (60) days without payment or penalty, and severance or termination contracts;

                         (ii)  covenants not to compete;

                         (iii) leases or similar contracts under which the Company or any Subsidiary thereof is a lessee or sublessee of any real property or is a lessor or sublessor of, or makes available for use by any third party, any real property owned or leased by any of them or any portion of premises otherwise occupied by any of them;

                         (iv) leases or similar contracts under which (A) the Company, or any Subsidiary thereof is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) the Company or any Subsidiary thereof is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by such person, in any such case which has an aggregate future liability in excess of $50,000 and is not terminable by the Company, or a Subsidiary thereof, as applicable, by notice of not more than sixty (60) days without payment or penalty;

                         (v) (A) contracts for the future purchase of any type of materials or fixed assets, (B) management, service, consulting or other similar type of contracts, (C) computer hardware and/or software contracts, (D) contracts with any distributors, or (E) advertising contracts, in any such case which has an aggregate future liability in excess of $50,000 and is not terminable by the Company, or a Subsidiary thereof, as applicable, by notice of not more than sixty (60) days without payment or penalty;

                         (vi) licenses (if the Company, or any Subsidiary thereof is the licensor or the licensee) or other contracts relating in whole or in part to any of the Company Intangible Property used or held for use by the Company or any Subsidiary thereof (including any license or other agreement under which any of them has the right to use any of the same owned or held by a third party);

                         (vii) contracts or indentures or other evidence of indebtedness under which the Company, or any of its

          Subsidiaries, has borrowed or loaned any money, including without limitation, relating to the deferred purchase price of property or services or similar liabilities, agreed to indemnify, defend or hold harmless any third party or issued any note, bond, debenture or other evidence of indebtedness, or, directly or indirectly, guaranteed (including, without limitation, through so-called take-or-pay or keepwell agreements) indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business) (collectively "Indebtedness for Borrowed Money");

                         (viii) agreements or contracts under which any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or any Subsidiary thereof (other than endorsements for the purpose of collection in the ordinary course of business);

                         (ix) mortgages, pledges, security agreements, deeds of trust or other documents granting a Lien, including, but not limited to, Liens on any real or personal property owned or leased by the Company, or any Subsidiary thereof or any real or personal property acquired under conditional sales, capital leases or other title retention or security devices;

                         (x)  joint ventures or partnership contracts;

                         (xi) tax indemnity, tax allocation or tax-sharing contracts;

                         (xii) confidentiality contracts given by the Company, or any Subsidiary thereof;

                         (xiii) contracts or understandings with customers for the supply of products having a remaining term in excess of one year or obligations in excess of $50,000;

                         (xiv)  other contracts, leases, licenses,
          commitments or instruments to which the Company, or any Subsidiary, thereof is a party or by or to which any of them or any of their respective assets is bound or subject, which have an aggregate future liability in excess of $50,000 and are not terminable by the Company, or a Subsidiary thereof, as applicable, by notice of not more than sixty (60) days without payment or penalty; and

                         (xv)  commitments to enter into any of the
          foregoing types of contracts or arrangements.

               Each of the Contracts is valid and binding and in full force and effect and is enforceable by the Company, or the applicable Subsidiary, in accordance with its terms. Each of the Company and its Subsidiaries have performed all material obligations required to be performed by them to date under the Contracts and they are not in breach or default in any material respect thereunder and, to the knowledge of each of them, no other party is in default thereunder and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach or default.

                    (p) Related Party Transactions. Except as set forth on Schedule 4.1(p) hereto, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (1) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (2) engaged in a business related to the business of the Company or any of its Subsidiaries or (3) participating in any transaction to which the Company or any of its Subsidiaries is a party or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

                    (q) Liens, etc. Except as set forth on Schedule 4.1(q) and liens in respect of taxes not yet due or which are being contested in good faith and for which adequate reserves have been established on the books and records of the Company, neither the Company nor any of its Subsidiaries has granted, created or suffered to exist with respect to any of its assets (owned or leased), any mortgage, pledge, charge, hypothecation, collateral assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever, and the Company and each Subsidiary has good and indefensible title (with respect to real property) and good and ideal title (with respect to other property). Such assets are all assets necessary for the operation of the business of the Company and its Subsidiaries as heretofore conducted. The fifteen (15) acres of real property currently owned by Danny Adair in Port Arthur, Texas and which adjoins the twenty-five (25) acre plant of the Company therein is vacant land not used by the Company or any Subsidiary thereof.

                    (r) Finder's Fees. Except as previously disclosed in writing to Parent, neither the Company nor any of its Subsidiaries has incurred any obligation for any finder's, broker's or agent's fee in connection with the transaction contemplated hereby.

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES


               5.1 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

                    (a) Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to Parent. Parent and Sub have heretofore made available to the Company complete and correct copies of their respective Certificates of Incorporation and Bylaws.

                    (b)  Authority; No Violations; Consents and Approvals.

                         (i) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms.

                         (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Sub will not result in any Violation (as defined in Section 4.1(c)(ii)) pursuant to any provision of the respective Articles of Incorporation or Bylaws of Parent or Sub or, except as to which requisite waivers or consents have been obtained and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph
          (iii) of this Section 4.2(b) are duly and timely obtained or made and, if required, the Company Stockholder Approval has been obtained, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to Parent.

                         (iii)  No consent, approval, order or
          authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by each of Parent and Sub or the consummation by each of Parent or Sub of the transactions contemplated hereby, which the failure to obtain or make would have a Material Adverse Effect with respect to Parent, except for: (A) filings under the HSR Act; (B) the filing with the SEC of (x) the Schedules 14D-1 and 14F-1, respectively, in connection with the commencement and consummation of the Offer and (y) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Articles of Merger with the Secretary of State of the State of Texas; (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (E) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation; (F) such filings in connection with any Gains and Transfer Taxes; and
          (G) such other such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement.

                    (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Schedule 14D-9 will, at the time the Schedule 14D-9 is filed with the SEC, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                      ARTICLE VI

                      COVENANTS RELATING TO CONDUCT OF BUSINESS

               6.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to the Company and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing):

                    (a) Ordinary Course. The Company and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers, employees and any sales representatives and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

                    (b) No Solicitation. From and after the date hereof until the termination of this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it permit or authorize any of its respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries), directly or indirectly, to initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, provided, however, that nothing contained in this
          Section 6.1(b) shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide Acquisition Proposal if, and only to the extent that, (A) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law and (B) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form or (ii) disclosing to the Company's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d.9 and

          14e.2 promulgated under the Exchange Act or from making such disclosures to the Company's shareholders which, in the judgment of the Board of Directors of the Company, made in good faith after consultation with and based upon the advice of independent legal counsel, is required under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions between the Company, Parent and Sub contemplated hereunder) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any asset of the Company or any of its Subsidiaries, outside the ordinary course of business; (iii) any tender offer or exchange offer for the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                    (c) Advice of Changes; SEC Filings. The Company shall confer on a regular and frequent basis with Parent, report on operational matters and promptly advise Parent orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, could have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company shall promptly provide Parent (or its counsel) with copies of all filings made by the Company with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby, and shall provide Parent with all reports prepared regarding internal and financial matters.

                    (d) Other Actions. Except as contemplated by this Agreement, the Company will not nor will it permit any of its Subsidiaries to take or agree or commit to take any action or omit to take any action, which action or omission could reasonably be expected, individually or in the aggregate, result in any of the Company's representations or warranties hereunder being untrue in any material respect or in any of the Company's covenants hereunder or any of the conditions to the Merger or Offer not being satisfied in all material respects. Neither the Company nor any of its Subsidiaries shall amend in any material respect any of the Contracts. Neither the Company nor any of its Subsidiaries shall extend the term of the North Branch Warehouse lease for more than one year on terms no less favorable than the terms contained in such lease in respect of the current lease term thereof.

                    (e) Tax Covenants. The Company and its Subsidiaries shall not file any tax returns, claims, reports or similar documents other than in the ordinary course of its operaitons (including the filing of its 1994 federal tax return, a copy of such return shall be deliver to Parent immediately after it is filed), or close any tax matter with a governmental authority without notifying Parent of such filing or matter, and providing Parent reasonable opportunity and time to consult with the Company and its Subsidiaries on such filing or matter.




                                     ARTICLE VII

                                ADDITIONAL AGREEMENTS

               7.1 Preparation of the Proxy Statement; Offer Documents; Company Stockholders Meeting; Merger without a Company Stockholders Meeting. (a) As soon as practicable following the acceptance for payment of and payment for shares of Company Common Stock by Sub in the Offer, the Company and Parent shall prepare and file with the SEC the Proxy Statement. The Company shall use its best efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date. If at any time prior to the expiration date of the Offer or the Effective Time any event, with respect to the Company or any of its Subsidiaries or with respect to other information supplied by the Company for inclusion in the Offer Documents or the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Offer Documents or the Proxy Statement, as the case may be, such event shall be so described to Parent, and such amendment or supplement shall be promptly filed with the SEC by Parent or Company, as the case may be, and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein will comply as to form, in all material respects, with the provisions of the Exchange Act on the rules and regulations thereunder. If at any time prior to the Effective Time any event with respect to Parent or Sub, or with respect to information supplied by Parent or Sub for inclusion in the Schedule 14D-9 or the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, such documents, such event shall be so described to the Company and such amendment or supplement shall promptly be filed by Company, and, as required by law, disseminated to the Subsidiaries of the Company.

                    (b) The Company will, as soon as practicable following the acceptance for payment of and payment for shares of Company Common Stock by Sub in the Offer, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of approving this Agreement and the transactions contemplated hereby. At the Company Stockholders Meeting, Parent shall cause all of the shares of Company Common Stock then owned by Parent or Sub or any of their Subsidiaries or affiliates to be voted in favor of the Merger.

                    (c) Notwithstanding the foregoing clauses (a) and (b), in the event that Parent or any other Subsidiary of Parent shall acquire at least 90% of the outstanding shares of Company Common Stock in the Offer, the parties hereto agree, at the request of Sub, to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with the TBCA.

                    (d) Parent shall as necessary (i) cause Sub promptly to submit this Agreement and the transactions contemplated hereby for approval and adoption by its parent by written consent of sole stockholder; (ii) cause the shares of capital stock of Sub to be voted for adoption and approval of this Agreement and the transactions contemplated hereby; and (iii) cause to be taken all additional actions necessary for Sub to adopt and approve this Agreement and the transactions contemplated hereby.

               7.2 Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, employees, lenders and suppliers and, during such period, each party hereunder shall (and shall cause each of its Subsidiaries to) furnish promptly to the other party, (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) in the case of the Company, all other information concerning its business, properties and personnel as Parent may reasonably request. Each of the Company and Parent agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 7.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement, dated as of July 28, 1995, between Parent and the Company (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

               7.3 Current Information. Prior to Closing, the Company and its Subsidiaries will advise Parent in writing as soon as practicable after it becomes known to the Company or any its
          Subsidiaries:

                         (i) of the occurrence of any event that renders any of the representations or warranty of the Company or any

          Subsidiary set forth herein was not accurate in any material respect:

                         (ii) that any representation or warranty of the Company or any Subsidiary set forth herein was not accurate in all material respects when made; and

                         (iii) of the failure of the Company or any Subsidiary to comply with or accomplish any of the covenants or agreements set forth herein in any material respect.

               7.4 Legal Conditions to Merger. Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Offer, the Merger and the transactions contemplated by the Stockholders Agreement (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity and responding at the earliest practicable date with any requests for additional information received from any Governmental Entity in connection therewith) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Offer, the Merger and the transactions contemplated by the Stockholders Agreement; provided, however, that Parent need not so comply if required by the Department of Justice or any other Governmental Entity to hold separate, sell or otherwise dispose of any Subsidiary of Parent or the Company or assets or properties of any of the foregoing. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the Company, Parent or any of their Subsidiaries in connection with the Offer, the Merger, or the taking of any action contemplated hereby or thereby. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

               7.5  Fees and Expenses.  Except as otherwise provided in
          Section 9.1, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

               7.6 Indemnification. (a) The Company shall, and from and after the Effective Time, Parent shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the TBCA to indemnify its own directors or officers as the case may be (and Parent will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and Parent after the Effective Time) and the Company (or after the Effective Time, Parent) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) the Company (or after the Effective Time, Parent) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor Parent shall be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this Section 7.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, Parent) and shall deliver to the Company (or after the Effective Time, Parent) the undertaking contemplated by the TBCA. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict, in the written opinion of counsel to the Indemnified Parties, on any significant issue between the positions of any two or more Indemnified Parties, provided that in no event shall the Company (or after the Effective Time, Parent) be obligated to pay the fees and expenses of more than two law firms on behalf of all Indemnified Parties. The Company, Parent and Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

                    (b) The provisions of this Section 7.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Parent, Sub, the Company and the Surviving Corporation.

               7.7 Publicity. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to the Offer and the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.



                                     ARTICLE VIII

                                 CONDITIONS PRECEDENT

               8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                    (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the Shares entitled to vote thereon if such vote is required by applicable law; provided that
                                                              --------
          the Parent and Sub shall vote all Shares purchased pursuant to the Offer or the Stockholders Agreement in favor of the Merger.

                    (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                    (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition or other order issued by any Governmental Entity having competent jurisdiction (an

          "Injunction") preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

               8.2 Conditions of Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent and Sub:

                    (a) Payment for Shares. Prior to the Expiration Date of the Offer, Sub shall have accepted for payment and paid for the shares of Company Common Stock validly tendered and not withdrawn in the Offer such that, after such acceptance and payment, Parent and its affiliates shall own, at consummation of the Offer, two-thirds of the outstanding shares of the Company Common Stock on a fully diluted basis; provided, however, that
                                                 ------------------
          this condition shall be deemed satisfied if Sub fails to purchase the shares of Company Common Stock pursuant to the Offer in violation of the terms thereof.

                    (b)  Representations and Warranties.  The
          representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

                    (c) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

                    (d) Consents, etc. All licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties referred to in Sections 4.1(c), 5.1(b), or disclosed on Schedule 4.1(c) and marked with an asterisk thereon.

               8.3 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company:

                    (a)  Representations and Warranties.  The
          representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and by the chief financial officer of Parent to such effect.

                    (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and by the chief financial officer of Parent to such effect.


                                      ARTICLE IX

                              TERMINATION AND AMENDMENT

               9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or
          Parent:

                    (a) by mutual written consent of the Company and Parent, or by mutual action of their respective Boards of Directors;

                    (b) by either the Company or Parent (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within three business days following receipt by the breaching party of notice of such breach, provided that the failure to provide such notice shall not be deemed to be a waiver of any breach, or (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable, provided that Parent and Company shall have used all commercially reasonable efforts to cause any such injunction or order to be vacated or lifted;

                    (c) by either the Company or Parent, so long as such party has not breached its obligations hereunder, if the Merger shall not have been consummated on or before March 31, 1996, unless the Offer has expired and shares of common stock were purchased thereto prior to March 31, 1996, in which event not earlier than 120 days from such expiration date; provided, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                    (d) by the Company if an Acquisition Proposal has been made and, in the good faith judgment of the Board of Directors of the Company, based upon the advice of counsel, the Board of Directors of the Company determines in good faith that as a result of such Acquisition Proposal termination is required under applicable law in the exercise of the Board of Directors' fiduciary duties; provided, however, that if this Agreement is terminated pursuant to this Section 9.1(d), the Company shall reimburse Parent and Sub for all of its fees (including, without limitation, legal fees) and expenses in connection with the transactions contemplated hereby (but not in excess of $1,000,000), plus all fees (including, without limitation, legal fees) incurred by Parent and Sub in connection with enforcing their rights hereunder and, if within 12 months of such termination, the Company shall thereafter consummate or approve any Acquisition Proposal, the Company shall pay Parent the sum of $1,500,000 promptly upon the consummation of such transaction, in each case not as a penalty or forfeiture but to compensate Parent adequately for its time, effort, expense and loss of opportunity in connection with the transactions contemplated by this Agreement.

                    (e) by the Company, if Sub shall have failed to commence the Offer within five business days following the date of the initial public announcement of the Offer;

                    (f) by Parent, if the Offer terminates, is withdrawn, abandoned or expires by reason of the failure to satisfy any condition set forth in Exhibit A hereto; or

                    (g) by the Company, if the Offer shall have expired or have been withdrawn, abandoned or terminated without any shares of Company Common Stock being purchased by Sub thereunder on or prior to the Expiration Date as it may be extended pursuant to
          Section 1.2 hereof.

               9.2 Effect of Termination. The termination of this Agreement by either the Company or Parent as provided in Section 8.1, shall not relieve either party from any liability it may have hereunder as a result of any breach of this Agreement or otherwise.

               9.3 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Sub and the Company at any time prior to the Effective Date with respect to any of the terms contained herein; provided, however, that, after this Agreement is approved by the Company's stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the stockholders of the Company.

               9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and
          (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                      ARTICLE X

                                  GENERAL PROVISIONS

               10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article III, and Sections
          7.6 and 9.1(d) hereof. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

               10.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:


                    (a)  if to Parent or Sub, to:

                         G-I Holdings Inc.
                         1361 Alps Road
                         Wayne, New Jersey 07470
                         Attn: James P. Rogers
                         Telephone:  201/628-3904
                         Telecopy:   201/628-3326


                         with a copy to:

                         General Counsel


                    (b)  if to Company, to:

                         U.S. Intec, Inc.
                         1212 Brai Drive
                         Port Arthur, TX 77643
                         Attn: Danny Adair
                         Telephone:  800/231-4631
                         Telecopy:   409/724-2348

                         with a copy to:

                         Michael Dillard, P.C.
                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         1700 Pacific Avenue, Suite 4100
                         Dallas, TX 75201
                         Telephone:  214/969-2876
                         Telepcopy:  214/969-4343


               10.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

               10.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               10.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (together with the Confidentiality Agreement, the Stockholders Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and, except as provided in Section 7.6, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               10.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

               10.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate pursuant to Article IX hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

               10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly-formed wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.




                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                        G-I HOLDINGS INC.


                                        ----------------------------------
                                        By:





                                        USI ACQUISITION COMPANY


                                        ----------------------------------
                                        By:



                                        U. S. INTEC, INC.


                                        ----------------------------------
                                        By:

                                                            EXHIBIT A

                               CONDITIONS TO THE OFFER

                    Notwithstanding any other provision of the Offer, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered, and, subject to the terms of this Merger Agreement, may amend or terminate the Offer, if, before acceptance for payment of such Shares (whether or not any Shares have theretofore been purchased or paid for), (i) there have not been validly tendered and not withdrawn prior to the time the Offer shall otherwise expire a number of Shares which constitutes two-thirds of the Shares outstanding on a fully-diluted basis on the date of purchase ("on a fully-diluted basis" having the meaning, as of any date: the number of Shares outstanding, together with Shares the Company is then required to issue pursuant to obligations outstanding at that date under employee stock option or other benefit plans or otherwise) or (ii) all material regulatory and related approvals have not been obtained or made on terms reasonably satisfactory to Sub and the Company shall have obtained all consents marked with an asterisk on Schedule 4.1(c) to the Merger Agreement on terms reasonably satisfactory to Sub; (iii) any applicable waiting periods under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer or (iv) at any time on or after the date of the Merger Agreement and before acceptance for payment of, or payment for, such Shares any of the following events shall occur:

                    (a) any governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (1) materially restricts, prevents or prohibits consummation of the Offer, the Merger or any transaction contemplated by the Merger Agreement, (2) prohibits or limits materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole, or compels the Company, Parent, or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole, (3) imposes limitations on the ability of Parent, Sub or any other subsidiary of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Sub pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated thereby or (4) requires divestitures by Parent, Sub or any other affiliate of Parent of any Shares; provided that Parent shall have used all commercially reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted;

                    (b) any action, suit or proceeding before any court or any Governmental Authority shall be pending, or shall have been threatened, seeking to restrain, prevent, enjoin or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions or seeking damages in connection with such transactions;

                    (c) the representations and warranties of the Company contained in the Merger Agreement shall not be true and correct in all material respects as of the date of consummation of the Offer as though made on and as of such date;

                    (d) the Company shall not have performed or complied in all material respects with its obligations under the Merger Agreement to be performed or complied with by it;

                    (e) the Merger Agreement shall have been terminated in accordance with its terms;

                    (f) prior to the purchase of Shares pursuant to the Offer, an Acquisition Proposal for the Company exists and the Board shall have withdrawn or materially modified or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Sub its recommendation of the Offer, the Merger Agreement or the Merger;

                    (g) (1) it shall have been publicly disclosed or Sub shall have otherwise learned that, except as contemplated by the Stockholders Agreement, any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, its affiliates or any group of which any of them is a member or any stockholder which is a party to the Stockholders Agreement, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 7% of any class or series of capital stock of the Company (including the Shares) (or in the case of any holder of shares identified in the Company's most recent Proxy Statement which has not executed a Stockholders Agreement ("Other Shareholder"), such Other Shareholder shall have increased its holding of shares by more than 1% of the outsting Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right or warrant, conditional or otherwise ("Option"), to acquire beneficial ownership of more than 7% of any class or series of capital stock of the Company (including the Shares) (or in the case of an Other Shareholder, such Other Shareholder shall have been granted an Option to acquire an additional 1% of the Outstanding Shares); or (2) any person or group shall have entered into a definitive agreement or agreement in principle with the Company with respect to a merger, consolidation or other business combination with the Company;

                    (h) the Company shall not have terminated its coal tar operations on terms satisfactory to Parent; or

                    (i) the Employment Agreement between the Company and Danny Adair, dated the date of the Merger Agreement, shall have been terminated and shall not be in full force and effect; or

                    (j) the Company shall not own nor have the right under the lease currently in effect with Armco Inc. to acquire the warehouse located in Greenport Industrial Park, Houston, Texas which, in the judgment of Sub in any such case, and regardless of the circumstances (including any action or omission by Sub) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payments.

                    The foregoing conditions are for the sole benefit of Sub and its affiliates and may be asserted by Sub regardless of the circumstances (including, without limitation, any action or inaction by Sub or any of its affiliates) giving rise to any such condition or may be waived by Sub, in whole or in part, from time to time in its sole discretion, except as otherwise provided in the Agreement. The failure by Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time. Any determination by Sub concerning any of the events described herein shall be final and binding. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement and Plan of Merger among the Parent, Sub and the Company to which this Exhibit A is attached (the "Agreement").

Schedule 1.3 - Directors, Officers and Stockholders who intend to tender stock
------------   ---------------------------------------------------------------


First Southwest Company
Umphrey Family Limited Partnership
490 Park Joint Venture
Danny J. Adair
Albert E. Brammer
Austin W. Gonsoulin
Robert G. Hoag
Ken D. Latiolais
S. Craig Noble
Richard Earl Purkey, Sr.
J. Roane Ruddy
Hillel A. Feinberg
Debra J. Feinberg
Utley Group II
Paul M. Bass, Jr.
Michael J. Marz

Schedule 4.1(a) - Subsidiaries
---------------   ------------

1. The Company owns 100% of the outstanding capital stock of Exterior Technologies Corporation, a Texas corporation.

2. The company owns 100% of the outstanding capital stock of Intec Marine, Inc., a Texas corporation.

Schedule 4.1(b) - Capital Structure
---------------   -----------------

1. There are no liens, charges, encumbrances, claims and options on the capital stock of the Subsidiaries of the Company.

2. The Company owns a 40% limited partnership interest in Tharmo Manufacturing Company, L.P., a Delaware limited partnership.

3.   The following agreements provide certain rights to shareholders of the
Company:

     (a) Registration Rights Agreements dated January 12, 1995, between the Company and Robert Hoag.

     (b) Registration Agreement dated January 12, 1995, between the Company, Danny Adair, First Southwest Company, 490 Park Joint Venture and the Umphrey Family Limited Partnership.

     (c) Global Modification Agreement, dated September 28, 1990, between Danny Adair and the Company, as such agreement pertains to Mr. Adair's rights in connection with the common stock pledged to the Company.

4. Attached is a list of all outstanding options to purchase common stock of the Company as of August 31, 1995.

5. The Company's 1994 Long Term Incentive Plan provides for automatic grants of 10,000 shares of Restricted Stock to non-employee directors of the Company who do not own or control as many as 100,000 shares of the Company's common stock. The shares vest at a rate of 25% per year for each full year of service as a director, and become fully vested upon a change in control. A list of Restricted Stock grants is attached.

RESTRICTED STOCK (S)
                        TOTAL                VESTED              UNVESTED           VESTING
OUTSIDE DIRECTORS       SHARES               SHARES               SHARES              DATE
--------------------   ---------           ----------          ------------        ---------
ALBERT E. BRAMMER        10,000               5,000                5,000              5/88
AUSTIN BONBOULIN         10,000               5,000                6,000              5/88
RICHARD EARL
  PURKEY, SR.            10,000               5,000                5,000              5/88
                       ---------           ----------          ------------
                         30,000              15,000               16,000
                       =========           ==========          ============

(A) - EMPLOYMENT TERMINATION 2 WITH OPTIONS EXPIRING 5/27/03
(B) - SHARES VEST OVER FOUR YEARS


VESTING SCHEDULES                                                                      OPTIONS          %               VESTED
----------------------                                                               -----------   -----------        -----------
#1 4/24/89               25%                                                                0             100                 0
   4/24/90               25%
   4/24/91               25%
   4/24/92               25%

#2 1/13/88               25%                                                          108,250             100           108,250
   1/13/89               25%
   1/13/90               25%
   1/13/91               25%

#3 5/8/90                25%                                                           52,000             100            52,000
  1/1/91                 25%
  1/1/92                 25%
  1/1/93                 25%



OUTSIDE DIRECTORS                                                                                                             0
                                                                                                                      ----------

EXERCISEABLE  01/14/95                                                                                                  160,250
                                                                                                                      ==========





EXPIRATION DATE SUMMARY
---------------------------
3/31/96                        0
1/13/96                   80,000
4/6/96                    70,250
                        ---------
                         150,250
                        =========


08/14/95


  U.S. INTEC, INC.
STOCK OPTION GRANTS
       LOANS


                             BEG                                                                      VESTING
  EMPLOYEES                 NUMBER       EXERCISED          DATE            PRICE          TYPE       SCHEDULE
-------------------------  --------      ---------       ----------      ------------     ------      --------  -
KEN LATIOLAIS               10,000                                             4.80         I            2
                            30,000                                             8.75         N            2
JAMES BRADFORD POYNTER      12,400         12,000          08/24/83            4.80         I            1
                            50,000         10,000          08/01/84            7.375        N            1
                                           40,000          EXPIRED

CRAIG NOBLE                 10,000                                             4.80         I            2
                            24,000                                             9.75         N            2

GLENN WALLENUK               1,258                                             4.80         I            2
                             6,000                                             9.75         N            2

RICH RUSSBACK                5,000                                             4.80         I            2
                             7,500                                             9.75         N            2

PAUL GRAHAM                 10,000         10,000          01/14/86            4.80         I            2
                             7,500                                             9.75         N            2

LACY (IKE) BRYAN             1,260          1,260          08/08/84            4.80         I            2
                             6,000                                             9.75         N            2
BRAD BURNETT                 4,000                                             4.80         I            3

MIKE SPENCE                  5,000                                             4.80         I            3

KENT FRANCOM                 5,000                                             4.80         I            3

PAUL TURNER                  5,000                                             4.80         I            3
ROANE RUDDY                 15,000                                             4.80         I            3

WAYNE MILLER                 2,000                                             4.80         I            3

ROBERT SOLIS                 4,000                                             4.80         I            3

SHAWN WALKER                 5,000          5,000          02/07/94            4.80         I            3

KIM GOODSON                  2,000                                             4.80         I            3
GARY BAILEY                  2,000                                             4.80         I            3

JODY YOUNG                   3,000          3,000          08/13/83            4.80         I            3

DOMENIC MORELLI             10,000         10,000          EXPIRED A)          4.80         I            3

JOYCE CARTNER                2,000                                             4.80         I            3

GERALD SANDERS              10,000         10,000          EXPIRED A)          4.80         I            3
GREGG CONWAY                 4,000                                             4.80         I            3

GARY RATHELL                 2,000                                             4.80         I            3
                          --------       --------
                           280,000        101,750
                          ========       ========


  U.S. INTEC, INC.
STOCK OPTION GRANTS
       LOANS


                                 DATE         DATE          END
  EMPLOYEES                     GRANTED      EXPIRED       NUMBER
-------------------------       -------     ---------     --------
KEN LATIOLAIS                    4/8/86       4/8/86       10,000
                                 8/3/87      1/13/88       30,000
JAMES BRADFORD POYNTER                                          0
                                4/24/86      8/31/96            0
                                             3/31/96            0

CRAIG NOBLE                      4/6/80       4/8/90       10,000
                                 5/3/87      1/13/90       25,000

GLENN WALLENUK                   4/6/86       4/6/90        1,280
                                 8/3/87      1/13/88        6,000

RICH RUSSBACK                    4/8/86       4/6/89        5,000
                                 8/4/87      1/13/90        7,500

PAUL GRAHAM                      4/8/89       4/8/90            0
                                 8/3/87      1/13/90        7,500

LACY (IKE) BRYAN                                                0
                                 8/3/87      1/13/90        5,000
BRAD BURNETT                     4/8/86       4/8/90        4,000

MIKE SPENCE                      4/8/86       4/8/90        5,000

KENT FRANCOM                     4/8/86       4/8/90        5,000

PAUL TURNER                      4/8/86       4/8/90        5,000
ROANE RUDDY                      4/8/86       4/8/90       15,000

WAYNE MILLER                     4/8/86       4/8/90        2,000

ROBERT SOLIS                     4/8/86       4/8/90        4,000

SHAWN WALKER                     4/8/86       4/8/90            0

KIM GOODSON                      4/8/86       4/8/90        2,000
GARY BAILEY                      4/8/86       4/8/90        2,000

JODY YOUNG                       4/8/86       4/8/90            0

DOMENIC MORELLI                  4/8/86       4/8/90            0

JOYCE CARTNER                    4/8/86       4/8/90        2,000

GERALD SANDERS                   4/8/86       4/8/90            0
GREGG CONWAY                     4/8/86       4/8/90        4,000

GARY RATHELL                     4/8/86       4/8/90        2,000
                                                         --------
                                                          184,250
                                                         ========

Schedule 4.1(c)(ii) - Potential Violations/Comments Required
-------------------   --------------------------------------

     1. Consent of Somerset Trust Company, pursuant to that certain Promissory Note, dated November 18, 1986, made by the Company is favor of Somerset Trust Company (now known as Summit Bank), in the original principal amount of $1,260,000, which provides that the holder of the note may declare it immediately due and payable in full in the event there is a change of ownership of the corporate borrower, unless the holder gives its prior written consent.

     2. Consent of LaSalle National Bank, pursuant to that certain Security Agreement, dated January 17, 1990, between The Exchange National Bank of Chicago (now known as LaSalle National Bank) and the Company, which provides that the Company will not enter into any merger or consolidation or sell, lease or otherwise dispose of all or substantially all of its assets or enter into any other transaction outside the ordinary course of business.

     3. Consent of Community Bank, pursuant to that certain Commercial Real Estate Lien Note, dated May 11, 1995, made by the Company in favor of Community Bank, in the original principal amount of $1,000,000, which provides that the holder of the note may declare it immediately due and payable in full in the event the Company is a party to any merger or consolidation without obtaining the holder's prior written consent.

     4. Consents of Valley Recycling Works, Inc. and Thermo Manufacturing Company, L.P., pursuant to that certain Sublease Agreement dated August 1, 1994, between the Company and Thermo Materials, a division of Thermo Manufacturing Company, L.P., which provides that the Company cannot assign the sublease without Thermo's prior written consent or in violation of primary lease agreement between Thermo and Valley Recycling Works, Inc., which provides that the transfer of more than 25% of the voting control of the leasee constitutes an assignment requiring the lessor's consent.

     5. Pursuant to an Amendment, dated January 30, 1995, to the Security Agreement dated January 17, 1990, between The Exchange National Bank of Chicago (now known as LaSalle National Bank) and the Company, the Company has agreed to grant to LaSalle National Bank as additional security for existing loans, a Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, relating to the Company's real property located in Hoffman Estates, Illinois, Stockton, California, North Branch, New Jersey, Corvallis, Oregon, Monroe, Georgia, and Houston, Texas, which, when executed will prohibit the Company from selling, conveying, transferring or assigning any beneficial interest in the Company or in any corporation which owns all or part of the property.

     6. Consent of MetLife Capital Corporation pursuant to that certain Loan Security Agreement, dated September 29, 1993, which provides that the Company may not enter into any merger that MetLife reasonably believes would adversely affect the Company's ability to perform its obligations thereunder.

     7. Consent of The CIT Group/ Equipment Financing, Inc. pursuant to those certain Equipment Leases dated September 12, 1994 and January 6, 1995 and that certain Cross-Collateral Security Agreement dated January 6, 1995.

     *8.   The Company is required pursuant to the Industrial Site Recovery Act to obtain the approval of the New Jersey Department of Environmental Protection before transferring ownership of the Company's manufacturing plant located at 106 Meister Avenue, North Branch, New Jersey (including a transfer that is the result of a change of control of the Company).



*Condition to Sub's closing of Offer

Schedule 4.1 (g) - Litigation/Potential Liabilities
----------------   --------------------------------

1.   See attached for a list of pending and settled litigation of the Company.

2. The Company received a notice, dated June 6, 1995, from the Texas Attorney General relating to a warranty claim under the Deceptive Trade Practices Act.

3.   For a description of the Company's OSHA noncompliance, see Schedule 4.1(n).

4. Warranties are provided with respect to the Company's products and claims under such warranties may be made against the Company.

5. The wife and minor children of Ron Nicols, a former employee of the Company, are receiving workers' compensation benefits, and have filed suit (or indicated that they intend to file suit) against the treating physician, anesthesiologist, and hospital in connection with Mr. Nicol's death. Mrs. Nicols has not indicated any intention to bring suit against the Company; however, the possibility remains that she could bring an action against the Company.

6. The Company has informed Alridge, Incorporated that it does not intend to proceed with the condition of a warehouse on the Company's property located at 193 Leroy Anderson Road, Monroe, Georgia. The Company expects that it will be required to pay approximately $12,000 in connection with this contract but has not received an invoice from Aldridge at this time.

7. S & S Roofing has joined the Company as a third-party defendant in a counterclaim against Bradco Supply, alleging that products manufactured by the Company and sold to S&S Roofing by Bradco Supply were defective. S&S Roofing is seeking approximately $500,000 in damages. In connection with this claim, Bradco Supply is currently withholding approximately $250,000 that it owes to the Company.

8. On March 9, 1995, Leroy Thornton, an employee of H.L. Donnelly, was injured while unloading asphalt at the Company's Houston plant. Mr. Thornton filed a claim under his employer's workers' compensation insurance. The insurance carrier notified the Company that it is subrogating the claim against the Company. The subrogation, which will be handled by the Company's general liability insurer, is expected to cost between approximately $10,000 and $11,000. In addition, the Company has received a subpoena for information concerning this claim which suggest additional legal action has been taken by Mr. Thornton.

9. On June 28, 1995 the Company canceled the Master Agreement for InfoWork Interactive Voice Services, dated September 19, 1994, between the Company and AT&T Communications, Inc. The Company has agreed to pay $8,400 to At&T as consideration for a full release of all of the Company's obligations under the agreement.

10. According to California law, vacation pay accrues on a daily basis. Despite the Company's 15-month wait for vacation policy, the Company has been required to provide two of its employees in California with their accrued vacation time and may have to provide the same to other of its employees in California in the future.

                                Schedule 4.1 (g)
                               PENDING LITIGATION
                               ------------------


(1) No. 2089/86; J. Raymond Concklin, Ardelle K. Concklin, Peter R. Concklin, Richard E. Concklin, Linda Hill and Douglas X. Kayer, d/b/a The Orchard of Concklin, vs. Jeff Whiting, d/b/a Expert Roofing Company and Pat Rohan, d/b/a All Type Roofing and U.S. Intec, Inc., pending in the Supreme Court of the State of New York. Fire Loss - Alleged damages are $402,803.75; however settlement value is $250,000.

(2) No. 154,157; Rapides Parish Airport Authority Vs. Dixie Roofing and Sheetmetal Company, Inc., U.S. Intec, and Aetna Life and Casualty Insurance Company is pending in the Ninth Judicial District Court, Parish of
     Rapides, State of Louisiana. Warranty Claim - Alleged damages are $58,977.50; however, settlement value is $8,500 in material.


(3) Hartford Insurance Company, as Subrogee for Alden Town Food Mart, Inc. Vs. Philip H. Robmann, d/b/a Robmann Roofing Company, Wayne Robmann, U.S. Intec, Inc. and B&L Wholesale, Inc., currently pending in the Superior Court for Erie County, New York. Fire Loss - Alleged damages are $198,915.

(4) Cause No. 043-140588-92; Volunteers of America Housing Corporation and Sierra Manor, Inc. vs. U.S. Intec, Inc., pending in Tarrant County, Texas. Warranty Claim - Alleged damages are $124,000.

(5) Cause No. 92-01966; Pennswood Condominium Association Vs. U.S. Intec, Inc. and Kaar-McFaddin, Inc., pending in Court of Common Pleas of Montgomery County, Pennsylvania. Warranty Claim - Damages are unknown.

(6) Cause No. CPM-L-14-92; United Methodist Homes of New Jersey Vs. U.S. Intec, Inc. and George Mahrer & Sons, Inc., pending in the Cape May County Superior Court of New Jersey. Warranty Claim - Damages are unknown.

(7) Cause No. C-92-7447; Freeman Roofing & Storage, Inc., James W. Freeman and Norma J. Freeman Vs. Atlas Roofing, Inc. and U.S. Intec, Inc. pending in the District Court of Oklahoma County, Oklahoma. Warranty Claim - Damages are estimated to be $180,000.


(8) Cause No. C-92-7432; Comrand Aviation Services, Ltd. Vs. U.S. Intec, Inc., Triplex Roofing & Coatings, Ltd., Rainer Maas, Paul G. Walker and Elite Insurance Company, pending in the Supreme Court or British Columbia, Canada. Warranty Claim - Damages are $73,036.45, excluding consequentials.

(9) Cause No. 92-18626; St. Mary's Roman Catholic Church Vs. Goreski Construction Company, Alfred Panepinto, F.A.R.A, Paul A Kopf, Inc.,Charles
     O. Muscheck, Mymar Roofing Company, Inc., Skyline Construction, Bouck & Company, Inc., DeFlavis Contractor, Inc., Coppers Company, Inc., Bradco Supply Corporation, U.S. Intec, Inc. Owen Associates, LTD., Glen-Gary Corporation, Devido Ranier Stone & Marble Company and Cal Consulting, pending in the Court of Common Pleas of Montgomery County, Pennsylvania. Warranty Claim - Damages are unknown.

Pending Litigation
Page 2


(10) Cause No. 93-000933; Bayon Bend Towers Council of Co-Owners Vs. U.S. Intec, Inc., pending in the 61st Judicial District Court of Harris County, Texas. Warranty Claim - Damages are alleged in excess of $200,000.

(11) Cause No. 534-1993; May Ron, Inc. Vs. Bradley S. Daniels, d/b/a Bradley's Roofing and Home Improvements Vs. U.S. Intec, Inc., Pending in the Court of Common Pleas of Beaver County, Pennsylvania. Warranty Claim - Damages are estimated at $35,000.

(12) Cause No. 93-6127; William Baggett, Jr. and Cindy Baggett Vs. U.S. Intec, Inc., J&G Products, Inc. and Professional Single-Ply Roofing Company, Inc., In the 14th Judicial District Court of the Parish of Calcasieu, Louisiana. Warranty Claim - Damages are unknown; however a settlement has been tendered to Plaintiff at $3,500.

(13) Cause No. 9365090; William E. Joer, III and Rose Ann Medlin Vs. Ba-Cor Enterprises, Inc. and U.S. Intec, Inc., pending in the 21st Judicial District court of Harris County, Texas. Warranty Claim - Damages are unknown.

(14) Cause No. CV93-105; Hines Realty Company, Inc. Vs. U.S. Intec, Inc., Eagle Supply, Inc., Buford Strength, et al, pending in the Circuit Court in and for Escambia County, Alabama. Warranty Claim - Alleged damages are $93,000.

(15) Cause No. 93-CI-2207; St. Joseph Offion Park Association, Inc. Vs. Roger Crank Construction Company, Inc., Roger Crank and U.S. Intec, Inc. pending in the Fayette Circuit Court, First Division, Commonwealth of Kentucky. Warranty Claim - Alleged damages are $53,474.

(16) Case No.95X1134064 1304; Callan Manor Condominium Association Vs. Damiano Roofing Company, Bone Roofing Supply, Inc. and U.S. Intec, Inc., pending in the Circuit Court of Cook County, Illinois, Municipal Department - First District. Warranty Complaint - Seeks damages in $29,300.

(17) Cause No. 450-05-000656-906; Les Residences De Carrefour, Inc. Vs. Georges Nadeau Inc., U.S. Intec, Inc., Les Couvreurs Barnard, Inc., S.B.C.S. Experts-Conseils Inc. and Raymond Owen, pending in the Superior Court of the Provence of Quebec, District of St. Francois, Canada. Warranty
     Claim - Damages alleged are in the approximate sum of 120,000.

(18) Cause No; 03001-9210-CT-1339; RZSO Neat Company, Incorporated Vs. Tim Medaris, Individually and d/b/a Tim & Daughters Construction, Reese Wholesale Supply, Inc., and U.S. Intec, Inc., pending in the Bartholomew Circuit Court in and for the State of Indiana. Fire Loss - Damages are in excess of $3,000,000.

Pending Litigation
Page 3


(19) No. 619250; Steve Shevack and Lynn Shevack Vs. Carter Elize, d/b/a Quality Property Services, ICN Cooper, d/b/a New Dawn Enterprises, Houston Gutter Service, U.S. Intec, Inc. and The Estate of Elizabeth Shapera, pending in the County Court at Law Number 4 of Harris County, Texas. Warranty Claim - Damages are alleged to be in the sum of approximately $39,000.

(20) No. 1072/94; Spoleta Construction & Development Vs. W. Kenneth Rose, Jr., d/b/a W. Kenneth Rose Sheet Metal Products and Ken Rose Sheet Metal & Roofing, U.S. Intec, Inc., d/b/a Tri-Fly Roofing Products, pending in the Supreme Court for the County of Monroe, State of New York. Warranty Claim - Damages are unknown.

(21) No. 94-00312; Don Nelson and Nevis Buck Vs. U.S. Intec, Inc., pending in the 261st Judicial District Court of Travis County, Texas. Warranty Claim - Damages are $49,270.

(22) No. 124158-94; The Board of Managers of the 130 Barrow Street Condominium Vs. Braxton Engineering, P.C., summit Waterproofing & Restoration Corp. and U.S. Intec, Inc., pending in the Supreme Court of New York County, State of New York. Warranty Claim - Damages alleged to be in excess of $250,000.

(23) No. LX636; First Unitarian Church of Richmond, Virginia Vs. Built-Up Roofs, Inc. and U.S. Intec, Inc., pending in the Circuit Court of the City of Richmond, Virginia. Warranty Claim - Damages are alleged to be $214,005.50.

(24) No. 94-C-4292; All Products Automotive, Inc. Vs. U.S. Intec, Inc., pending in the United States District Court for the Northern District of Illinois, Eastern Division. Warranty Claim - Damages are unknown.

(25) Faxon Corporation Vs. U.S. Intec, Inc., pending in the district Court of Harris County, Texas. Warranty Claim - Damages are alleged to be in excess of the sum of $400,000.

(26) No. CI-94-8023; Bradco Supply Corporation Vs. S & S Roofing South, Inc., et el Vs. Bradco Supply Corporation and U.S. Intec, Inc., pending in the Circuit Court in and for the Ninth Judicial Circuit of Orange County, Florida. Warranty Claim - Damages are unknown.

(27) No. 94-01366; Devon Medical Building partnership Vs. U.S. Intec, Inc. and Sugartown Construction Company, Inc., in the Court of Common Pleas of Chester County, Pennsylvania. Warranty Claim - Damages are unknown.

Pending Litigation
Page 4


(28) No. 95190D-D; R & S Real Estate Management, Inc., Roland Thomas Ross, Cheryl Roslyn Inslar Ross, John D. Smith and Carolyn Marie Ross Smith Vs. Robert C. Moseley, d/b/a Bob Moseley Vinyl and U.S. Intec, Inc., pending in the 16th Judicial District Court of St. Mary Parish in the State of Louisiana. Warranty Claim - Damages alleged are below the sum of $50,000.

(29) No. 80-031-090; Katrina Heller, et al Vs. Kaminiar Family Trust, 12130 Ohio Homeowners Association and Court Management Company Vs. Coordinated Construction, Inc., pending in the Superior Court in and for Los Angeles County, California. Intec is not actually a defendant in this lawsuit, but has received demands for contribution and indemnity from Coordinated Construction, Inc. Damages are unknown.

(30) No. 94-CP-26-391; Holiday Towers Condominiums Property Owners Association, Inc. Vs. Otho S. Pool, Jr., individually, and d/b/a Custom Roofing, a/k/a Otho S. Pool, Jr. and Company and U.S. Intec, Inc., pending in the Court of Common Pleas, Fifteenth Judicial Circuit, Harry County, South Carolina. Warranty Claim - Damages are unknown.

(31) No. L-3599-93; Adam Boren and Claire Boren Vs. Hall Building Corp., Consolidated Construction Management, Inc., U.S. Intec, Inc., Bradco-Lakewood, Kowalski Roofing Corp., Jack Purvis, John Does 1-5, ABC Corporation and KFI Company, pending in the Superior Court of New Jersey, Monmouth County. Warranty Claim - Damages alleged are $43,826.

(32) No. 616279; Iome Young Gray Vs. U.S. Intec, Inc. and Alamo Contractors Co., Inc., d/b/a Alamo Roofing Company, pending in the County Civil Court at Law Number 2, Harris County, Texas. Warranty Claim - Damages are unknown.

(33) no. 1995CV00710; Glenn E. Miller, Jr., dba The Harleigh Inn Vs. U.S. Intec, Inc.; in the Court of Common Pleas of Stark County, Ohio. Warranty Claim - Damages are unknown.

(34) Case No. 969278; Montgomery-Jackson Partners Vs. Exterior Building Services, Inc., dba DFA Building Services, Ben David Day, dba Urban Renaissance, U.S. Intec, Inc., Frontier Pacific Insurance Co., Surety Company of the Pacific and Does 1-50, inclusive, In the Superior Court of California in and for the County of San Francisco. Warranty Complaint - Damages Unknown.

(35) Case No. 30-199-00106-95; Partek Insulations, Inc. Vs. U.S. Intec, Inc., pending before the American Arbitration Association. Demand for Arbitration - Damages are alleged to $176,601.34; Counterclaim filed by Intec for complete offset plus recovery of additional expenses/damages as authorized under the Private Label Sales Agreement entered into between the parties.

Pending Litigation
Page 5

(36) Index No. 5093/95; George W. Long, Inc., d/b/a Seabreeze Amusement Park Vs. U.S. Intec, Inc. and BSL Wholesale Supply, Inc., pending in the Supreme Court of the State of New York, county of Monroe. Fire Loss - Seeks damages of $4,000,000 plus interest, attorney's fees and cost of suit.

(37) Cause No. 95-011061; State of Nevada Public Works Board Vs. Washoe Roofings & Insulation Supply Co., Inc., d/b/a Van Dyne & Sons Roofing, Intec Permaglas and Do 1 through 10; In the First Judicial District Court of the State of Nevada-Carson City. Warranty Complaint - Seeks damages in the amount of $145,000 for special damages, plus general damages, consequential damages; attorney's fees and costs in an unknown amount.

(38) Docket No. 941-313; Pamida, Inc. Vs. U.S. Intec, Inc., pending in the District Court of Douglas County, Nebraska. Warranty Complaint - Damages are alleged in excess of $122,000.

(39) Civil Action No. 11289-1995; David T. DeLuco, et ux and Heritage Place Gallery of Floors, Inc. Vs. Tri-Ply Company, pending in the Court of Common Pleas of Beaver County, Pennsylvania. Warranty Complaint - This claim is unliquidated and the amount of damages is not alleged in the pleadings.

(40) Cause No. 95-039325; Leroy Thornton Vs. U.S. Intec, Inc. et al, pending in the 270th Judicial District Court of Harris County, Texas. Personal Injury Claim arising out of the rupture of a hose during delivery of asphalt which resulted in burn injuries to the driver of the asphalt truck. Total damages are uncertain although indication has been received that the total worker's compensation subrogation interest is approximately $11,000, which gives some indication as to the exposure created by the claim.

                      SETTLED CLAIMS SINCE JANUARY, 1995
                      ----------------------------------


(1) Carl Martino's and Phil Martino's Westside Appliance & Furniture Corp. Vs. U.S. Intec, Inc. and B & L Wholesale, Inc., pending in the Supreme Court for the County of Erie, State of New York. This suite was settled for the sum of $250,000 which was paid by U.S. Intec, Inc.

(2) Deston Green Housing Company, Inc. Vs. U.S. Intec, Inc. and D.M.E. Contracting, Inc., d/b/a National Roofing System, pending in the Supreme Court of the County of Nassau, State of New York. This suit was settled for the total sum of $25,000. Amerisure Insurance Companies paid $20,000, and U.S. Intec, Inc. paid $5,000.

(3) No. CV-91-398; M & E Valve Company, a Division of McWain, Inc., Vs. U.S. Intec, Inc., Johnny Abney, Individually and d/b/a Abney Roofing and Construction, and unknown John Does, pending in the Circuit Court of Calhoun County, Alabama. This suit was settled for the total sum of $90,000. National Union Fire Insurance Company paid $62,000, U.S. Intec, Inc. paid $7,500 (representing its deductible) and the Texas Property & Casualty Insurance Guaranty Association paid $20,000.

(4)  Cause No. ATL-L-006073-92; Benoit New York Avenue Associates, Ltd. Vs.
     U.S. Intec, Inc., Abraham & Addison Construction Company, Inc. and Abraham & Addison Construction Company, Inc., d/b/a Abraham & Addison Roofing, pending in the Superior Court of Atlantic County, New Jersey. This suit was settled for $70,000, of which U.S. Intec, Inc. paid the sum of $23,330.

(5) Cause No. 92-C-206; Unified School District 490 Vs. Transamerica Premier Insurance Company, Inc. and Mid-America Roofing, Construction & Supply Company, Inc. Vs. U.S. Intec, Inc. and Midwest Sales Company of Iowa, Inc., pending in the 13th Judicial District of Butler County, Kansas. This suite was settled for the total sum of $50,000, of which Amerisure Insurance Companies paid $18,500.

(6) No. 93CV-1242; Mercury Manor Homeowners' Association, Inc. Vs. U.S. Intec, In., pending in the Chancery Court for Rutherford County, Tennessee. This suit was settled for $13,276.50. Amerisure Insurance Companies paid $4,776.50 and U. S. Intec, Inc. paid $3,444.

(7) No. 94CV-00684; Woodmen of the World, Thomasville Lodge #206 Vs. U. S. Intec, Inc., pending in the General Court of Justice, Superior Court Division, Davidson County, North Carolina. This suit was settled for the sum of $9,163. Amerisure Insurance Companies and U. S. Intec, Inc. split the cost of settlement, each paying $4,581.50

(8) Case No. CL94-61; Kathleen Bell Collett Vs. U.S. Intec/Brai and Wall Keating and Air Conditioning, pending in the Circuit Court of the City of Colonial Heights, Virginia. This suit was settled for $7,500. Amerisure Insurance Companies paid $3,750, and U.S. Intec, Inc. paid $3,750.

(9) Case No. 93-CV-438; White Lakes Plaza Associates, L.P. Vs. U.S. Intec, Inc., Exterior Technologies Corp. and Professional Roof Inspectors, pending in the District Court of Shawnee County, Kansas, Division 13. This suit was settled for the sum of $200,000 paid by National Union Fire Insurance Company.

(10) Cause No. 820; Trustee of Metropolitan Council United Brother of Carpenters and Joiners of America Vs. Highway Mission Tabernacle Vs. J.A. Miller, Inc. and Daniel Iannone Vs. Fred R. Wallace & Son and Thomas Holmes, et al Vs. U.S. Intec, Inc., pending in the Court of Common Pleas of Philadelphia County, Pennsylvania. Settled by contribution made by Texas Property & Casualty Insurance Guaranty Association (due to receivership of Employers Casualty Company) on behalf of U.S. Intec, Inc.

(11) Cause No. 92-07856; Chris Patterson Vs. U.S. Intec, Inc. and River City Roofing Company, Inc., currently pending in the District Court of Travis County, Texas. This suit was settled for the sum of $12,000, $4,000 of which was paid by U.S. Intec.

(12) No. 94M2-1343; Center for Respiratory Therapy, Inc. Vs. U.S. Intec, Inc., pending in the Circuit Court of Cook County, Illinois. This suit was settled for the sum of $6,000 paid by U.S. Intec, Inc.

(13) No. CV94-26084; Hydraulic Power Systems, Inc. Vs. U.S. Intec, Inc., pending in the Circuit Court of Jackson County, Missouri. This suit was settled from the sum of $4,500 paid by U.S. Intec, Inc.


In addition to the above-referenced litigation, the following violations over $25,000 have been resolved during the last five years:

1. North Branch - 1992 - NJDEP settlement, penalty $17,000 on log nos. A880205, A880206, A880207 (totalling $15,000) and log no. 893133 ($2,000)
     1994 - OSHA citation and penalties, penalty $5,425
     1994 - NJDEP stack no. 1 permit violation, penalty $9,500

2.   Port Arthur - 1993 - OSHA citations and penalties $10,250

3. Stockton - 1993 - SJVUACD NOV - operations of process equipment during period of emission control equipment failure, penalty $30,000


Various audits by the IRS and various state agencies have resulted in certain non-material payments over the past five years.

     Schedule 4.1(i) -- Employee Benefits
     ---------------    -----------------

     1.   U.S. Intec, Inc. 401(k) Plan

     2.   U.S. Intec, Inc. 1994 Executive Annual Cash Incentive Plan

     3.   U.S. Intec, Inc. 1985 Stock Option Plan

     4.   U.S. Intec, Inc. 1994 Long-term Incentive Plan

     5.   U.S. Intec, Inc. Short Term Disability Plan

     6.   U.S. Intec, Inc. Long Term Disability Plan

     7.   U.S. Intec, Inc. Section 125 (Cafeteria) Plan

     8.   U.S. Intec, Inc. Employee Health Care Plan

     9.   U.S. Intec, Inc. Life Insurance Plan

     10.  U.S. Intec, Inc. Supplemental Life Insurance Plan

     11. All of the participant's in the Company's 401(k) Plan are entitled to receive benefits after termination of employment. The 401(k) Plan is a funded plan.

     12. The Company's Employee Policy and Procedure Manual provides for the payment of specified severance benefits to full-time employees who are laid off (or, in the case of salaried exempt employees, terminated for reasons other than gross misconduct).

     13. The Company has entered into Key Employee Severance Agreements with each of Danny J. Adair, Ken Latiolais, J. Roane Ruddy and S. Craig Noble, providing for the payment of specified benefits after termination of employment.

     14. The Company's Employee Policy Manual provides for the payment of certain severance benefits to full-time hourly employees and full-time non-exempt salaried employed who have been employed for a minimum of one year and whose employment is terminated.

     15. The Merger Agreement provides that each outstanding option to purchase Common Stock of the Company shall represent the right to receive the Option Consideration, as defined therein.

     16. Pursuant to the terms of the Company's 1994 Long-Term Incentive Plan, all of the restricted stock granted to the Company's Independent Directors will vest immediately upon consummation of the transactions contemplated by the Merger Agreement.

     Schedule 4.1(j) -- Material Changes
     ---------------    ----------------

     1. The Company intends to close its Chicago office and sublease the space by December 31, 1995. In connection therewith, the Company will incur the costs of transferring its employees from Chicago to Georgia.

     2. The Company subleases a portion of the warehouse located at 3601 N. Navone Road, Stockton, California to Hoechst-Celanese for $4,375 per month pursuant to a verbal agreement. In June 1995, Hoechst-Celanese notified the Company that it intends to terminate this arrangement in October 1995.

     3. On July 1, 1995, the Company entered into a Lease Agreement with Armco, Inc. for premises consisting of approximately 35,000 square feet located at Complex 19 within Greens Port Industrial Park. The lease is for a period of three months, terminating September 30, 1995, with a 30-day written notice cancellation.

     4. Agreements between the Company and Thermo Manufacturing Company, L.P., dated September 1, 1995 relating to consignment, private label sales and confidentiality.

     5. The Company currently is negotiating the renewal of its Licensing Agreement with Asphalti Breitner, which is due to expire on December 31, 1995, provided that the terms of such renewal shall be satisfactory to Parent.

     6. Asphalti Breitner has expressed interest in having the Company supply certain raw materials to it. The Company has provided Asphalti Breitner samples of certain materials to determine whether future purchases are possible.

     7.   The Company has settled certain litigation matters, as referenced on
     Schedule 4.1(g).

     8. The Company entered into a premium finance agreement with Imperial IPF on July 1, 1995 for $240,000 which represents the insurance premium for property located at its Houston, Texas facility for the period June 13, 1995 through 1996.

     9. The Company entered into a sublease for warehouse space, dated September 1, 1995, with Thermo Manufacturing Company, L.P. for a period of one year.

     Schedule 4.1(m) -- Intangible Property
     ---------------    -------------------

          1. A list of all of the Company's registered patents and trademarks is attached hereto.

          2. Pursuant to a License Agreement dated as of January 1, 1986, between the Company and Asphalti Breitner S.p.A., the Company has the right to use certain proprietary technology owned by Asphalti Breitner to produce products for sale anywhere in world except Europe, and the right to use the registered trademark "Brai" in the United States. This Agreement is scheduled to expire on December 31, 1995. The Company is currently negotiating with Asphalti Breitner regarding the renewal of the agreement, provided that the terms of such renewal shall be satisfactory to Parent.

          3. Pursuant to a Licensing Agreement dated as of February 1, 1993 between the Company and Thunderhawk Manufacturing Company, L.P., the Company granted to Thunderhawk the right to use certain proprietary technology located at the Company's Monroe, Georgia plant to produce built-up roofing products, and the exclusive right to use the registered trademark "Tri-Ply and Design." If Thunderhawk fully performs its obligations under the Licensing Agreement, the Company has agreed to transfer ownership of the "Tri-Ply and Design" trademark to Thunderhawk upon the expiration of the Licensing Agreement on February 1, 2003.

          4. Pursuant to a Trademark License Agreement dated May 3, 1995 between the Company and Minnesota Mining and Manufacturing Company, the Company has the right to use the registered trademarks "3TM Algae BlockTM" in connection with the sale of shingles that have been manufactured with the 3M Algae Block Copper Roofing Granule System. In connection with this agreement, the parties entered into a Limited Warranty Agreement, pursuant to which Minnesota Mining and Manufacturing agreed to provide a 10-year warranty for the 3M Algae Block Copper Roofing Granule System.

          5. The rights to the patent issued for an "Apparatus for Cutting of Roofing Membrane" was assigned to MWeld by Marshall McLeod, the owner of the patent, in 1990. In 1993, Mr. McLeod requested that the patent be returned to him; however, MWeld still has the original patent, and there has been so correspondence regarding this matter since July 1993.

          6. The Company has orally granted to Centrotex S.A. de C.V. the right to use the name "Amerival" in connection with the sale in Mexico of products manufactured by the Company.

          7. The Company has granted to Ogura Industries the right to use the name "Elite" in connection with the resale in Japan of products manufactured by the Company.

                                                     U.S. INTEC, INC.
                                             Registered Patents and Trademarks

                      TYPE
                    Patent(P)/                                                FILING
       FILE NO.     Trademark(T)  COUNTRY            TITLE                      DATE          SERIAL NO.
-------------------------------------------------------------------------------------------------------------
  U.S. Intec-2*         P          U.S.      Solubilized Polymers in Coal      02-14-94           08/195,621
                                             Tar Pitch

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-2-A*       P          U.S.      Solubilized Polymers in Coal      08-15-94       PCT/U894/10526
                                             Tar Pitch
-------------------------------------------------------------------------------------------------------------
  U.S. Intec-2-B*       P         Mexico     Solubilized Polymers in Coal      02-19-95               960905
                                             Tar Pitch

  U.S. Intec-8**        T          U.S.      Majestic                          03-04-94           74/498,783

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-10**       T          U.S.      Sundance                          03-04-94           74/496,782

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-11**       T          U.S.      Legend                            03-04-94           74/497,188
-------------------------------------------------------------------------------------------------------------
  U.S. Intec-13**       T          U.S.      Rio Grande                        03-04-94           74/497,183

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-14**       T          U.S.      Timeshield                        03-04-94           74/496,752

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-17**       T          U.S.      Pinnole                           03-28-94           74/805,410

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-18         T         Texas      SP4

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-19         T        T_______    BRAI
-------------------------------------------------------------------------------------------------------------
  U.S. Intec-21         P          U.S.      Method and Means for Producing    10-01-84           08/656,514
                                             Waterproofing Membranes

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-22         T          U.S.      Quickpitch                        04-13-90           74/048,580

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-23         T          U.S.      Quickpitch                        06-17-90           74/070,759

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-24         T          U.S.      Permaglas                         10-03-90           73/755,625
-------------------------------------------------------------------------------------------------------------
  U.S. Intec-25         T          U.S.      USICAD                            11-19-90           74/118,788

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-26 of 6    T          U.S.      MWELD                             04-03-90           74/045,446

-------------------------------------------------------------------------------------------------------------
  U.S. Intec-27 of 7    T          U.S.      MWELD                             03-23-90           74/041,334
-------------------------------------------------------------------------------------------------------------


                       ISSUE     PATENT NO./   EXPIRATIONDATE/
       FILE NO.         DATE      REG. NO.      RENEWAL DATE
--------------------   --------------------------------------
  U.S. Intec-2*                                   Pending


--------------------   ----------------------------------
  U.S. Intec-2-A*                                 Pending

--------------------   ----------------------------------
  U.S. Intec-2-B*                                 Pending


  U.S. Intec-8**                                  Pending

--------------------   ----------------------------------
  U.S. Intec-10**                                 Pending

--------------------   ----------------------------------
  U.S. Intec-11**                                 Pending
--------------------   ----------------------------------
  U.S. Intec-13**                                 Pending

--------------------   ----------------------------------
  U.S. Intec-14**                                 Pending

--------------------   ----------------------------------
  U.S. Intec-17**                                 Pending

--------------------   ----------------------------------
  U.S. Intec-18                         43483    09-06-94

--------------------   ----------------------------------
  U.S. Intec-19                         43982    09-06-94
--------------------   ----------------------------------
  U.S. Intec-21         04-22-86    4,584,210    10-01-04


--------------------   ----------------------------------
  U.S. Intec-22         07-02-91    1,649,487    07-02-01

--------------------   ----------------------------------
  U.S. Intec-23         07-09-91    1,650,157    07-09-01

--------------------   ----------------------------------
  U.S. Intec-24         01-22-91    1,632,352    01-22-01
--------------------   ----------------------------------
  U.S. Intec-25         06-23-92    1,696,865    06-28-92

--------------------   ----------------------------------
  U.S. Intec-26 of 6    01-15-91    1,631,290    01-15-91

--------------------   ----------------------------------
  U.S. Intec-27 of 7    12-25-90    1,628,932    12-25-00
--------------------   ----------------------------------

                      TYPE
                    Patent(P)/                                                 FILING
       FILE NO.     Trademark(T)  COUNTRY            TITLE                     DATE          SERIAL NO.
--------------------------------------------------------------------------------------------------------

  U.S. Intec-28        T            U.S.     M & Design                         06-03-90      73/818,869
--------------------------------------------------------------------------------------------------------
  U.S. Intec-30        T            U.S.     M Design for Metallic Vent         08-14-90      73/819,112
                                             Covers for Roof Deck Protrusions
--------------------------------------------------------------------------------------------------------
  U.S. Intec-31        P            U.S.     Speed Control for Roof Welding     03-06-90      07/349,542
                                             Apparatus
--------------------------------------------------------------------------------------------------------
  U.S. Intec-32        P            U.S.     Improved Single Ply Roofing        10-28-84      06/885,920
                                             Base Sheet Adherence Method
--------------------------------------------------------------------------------------------------------
  U.S. Intec-33        T            U.S.     Rabbit Design Mark                 05-17-90      74/069,713
--------------------------------------------------------------------------------------------------------
  U.S. Intec-34**      T            U.S.     Royalwood                          03-28-94      74/505,914
--------------------------------------------------------------------------------------------------------
  U.S. Intec-50 of 19  T           Texas     Rabbit Design

--------------------------------------------------------------------------------------------------------
                       P                     Apparatus for Cutting Roofing
                                             Membrane***
--------------------------------------------------------------------------------------------------------
                       P                     Vent Cover, Pitch Pan and Roof
                                             Drain:  Process for Making Roof
                                             Deck Accessories and Product
                                             Thereof
--------------------------------------------------------------------------------------------------------
                       P                     Hot Plate Welding Device***
--------------------------------------------------------------------------------------------------------
                       P                     Combined Sheet Metal Flashing                    06/740,620
                                             and Bitumen Membrane Strip
--------------------------------------------------------------------------------------------------------
  U.S. Intec                                 BRAI                               7-31-80
--------------------------------------------------------------------------------------------------------




                        ISSUE       PATENT NO./   EXPIRATIONDATE/
       FILE NO.          DATE        REG. NO.      RENEWAL DATE
---------------------   --------------------------------------

  U.S. Intec-28          09-11-90     1,612,666     09-11-00
--------------------------------------------------------------------------------------------------------
  U.S. Intec-30          03-20-90     1,567,442     03-20-00
--------------------------------------------------------------------------------------------------------
  U.S. Intec-31          12-10-01     5,072,097     03-06-00
--------------------------------------------------------------------------------------------------------
  U.S. Intec-32          05-13-88     4,588,458     10-26-04
--------------------------------------------------------------------------------------------------------
  U.S. Intec-33          06-11-91     1,647,455     08-11-91
--------------------------------------------------------------------------------------------------------
  U.S. Intec-34**                                   Pending
--------------------------------------------------------------------------------------------------------
  U.S. Intec-50 of 19    11-20-94         44243
--------------------------------------------------------------------------------------------------------
                         12-18-90     4,997,673

--------------------------------------------------------------------------------------------------------
                         12-24-91   DBS 318,101



--------------------------------------------------------------------------------------------------------
                          7-31-86     4,743,332
--------------------------------------------------------------------------------------------------------
                          8-30-88   DBS 297,465

--------------------------------------------------------------------------------------------------------
  U.S. Intec              5-17-83       1237857




*Subject to the Coal Tar Assets Sale
**Subject to the Houston Assets Sale
***Abandoned/lapsed

4.1(n) Disclosure

4.1(n)(ii)


1.     North Branch Facility, Branchburg, NJ
       -------------------------------------

       U.S. Intec letter, Case Nos. 95-5-23-1753-58,95-5-23-1801-26, dated
       5/30/95, regarding reporting of Weston groundwater and soil samples detecting VOC's, metals and petroleum hydrocarbons; NJDEP letter, Incident #95-5-23-1801-26, dated 5/30/95, regarding suspected release of hazardous substances.

2.     Port Arthur Plant, Port Arthur, TX
       ----------------------------------

       Texas Water, Commission ("TWC") letter, dated 3/1/93, regarding violations of the solid waste rules, including unauthorized discharges.

3.     Fannett Warehouse, Port Arthur, TX
       ----------------------------------

       Texas Water Commission ("TWC") letter, dated 3/1/93, regarding violations of the solid waste rules, including unauthorized discharges.

4.     Corvallis Plant, Corvallis, OR
       ------------------------------

       ODEQ letter, dated 5/25/95, approving sampling plan to determine if contaminated soil remains in vicinity of the former UST excavations.

5.     Thermo Plant, Chandler, AZ
       --------------------------

       The Thermo Plan is required to connect each mixing vessel to the central dust collection system.

4.1(n)(v)

1. The southwestern portion of the North Branch facility historically may have been used for the storage and/or disposal of solid waste.

2.     Port Arthur Plant, Port Arthur, TX
       ----------------------------------

       Raw materials such as polymer product historically were stored at various outdoor locations at the Port Arthur Plant. Some of this material has deteriorated and become solid waste. Such disposal currently requires a solid waste permit.

3.     Fannett Warehouse, Port Arthur, TX
       ----------------------------------

       Solid waste historically was disposed of on-site. Such disposal currently requires a solid waste permit.

4.     MWeld Plant, Nederland, TX
       --------------------------

       Solid waste historically was disposed of on-site. Such disposal currently requires a solid waste permit.

5.     Houston Plant, Houston, TX
       --------------------------

       Approximately 120 drums, 13,000 rolls of off-spec premium coal tar, 200 cubic yards of associated soil and a refuse file containing concrete, soil and miscellaneous wastes are stored at the Houston Plan without a permit.

4.1(n)(vii)

1.     North Branch Facility, Branchburg, NJ
       --------------------------------------

       The North Branch Facility is required to obtain a stormwater permit. A Request for Authorization under NJPDES Industrial General Permit No. NJ008315 was submitted on 6/15/95. Public notice was issued on 06/29/95.

2.     Houston Plant, Houston, TX
       --------------------------

       The Houston Plant applied for wastewater discharge permits from EPA and TNRCC on April 12, 1995. As of July 20, 1995, neither EPA nor TNRCC have issued a response. Currently, the Houston Plant's wastewater is discharged under permits held by ARMCO Steel.

4.1(n)(viii)

North Branch Facility, Branchburg, NJ
-------------------------------------
       The North Branch Facility is required to comply with the New Jersey Industrial Site Recovery Act prior to a change in ownership.

4.1(n)(ix)

1.     North Branch Facility, Branchburg, NJ
       -------------------------------------

       OSHA Citation and Notification of Penalty, Inspection No. 109913236, dated 7/13/94.

2.     Port Arthur Plant, Port Arthur, TX
       ----------------------------------

       OSHA Citation and Notification of Penalty, Inspection No. 107488413, dated 9/28/93.

3.     Houston Plant, Houston, TX
       --------------------------

       Several environmental reports prepared by Dames & Moore consultants documented the historical release of Hazardous Materials at the Houston Plant and surrounding properties prior to the Company's ownership of the Houston Plant. The Houston Plant has been investigated by EPA and TNRCC and is located within the 800-acre Armco Houston Works property, which is listed on the Comprehensive Environmental Response and Liability Information System ("CERCLIS"), No. TXD00802942.

4.     Corvallis Plant, Corvallis, OR
       ------------------------------

       OSHA Citation and Notification of Penalty, Inspection No. 124812389, dated 5/16/95.

5.     Monroe Plant, Monroe, GA
       ------------------------

       OSHA Citation and Notification of Penalty, Inspection No. 107183923, dated 9/13/93.

Schedule 4.1(o)-Material Contracts
--------------- ------------------


Key Employee Severance Agreements, dated as of May 9, 1995, between the Company and each of Danny J. Adair, Ken D. Latiolais, J. Roane Ruddy and
S. Craig Noble.

Sales Representative Agreements as listed on Annex A attached hereto.

The Company occasionally makes advances to employees and sales representatives, which generally are repaid through payroll or commission deductions.

Employment Contract dated June 3, 1983, between U.S. Intec, Inc. and Jeff
Hughes.

Debt Restructuring and Non-Competition Agreement, dated September 28, 1990, between the Company and Danny J. Adair.

Pursuant to the standard employment agreement entered into between the Company and its employees, each employee covenants not to compete with the Company during the term of such employee's employment and for three years thereafter.

Promissory Notes, dated September 28, 1990 and December 31, 1993, made by Danny
J. Adair in favor of the Company in the original principal amount of $2,803,000, and related Global Modification and Restructuring Agreement.

Registration Rights Agreement, dated January 12, 1995, between the Company and Robert G. Hoag.

Registration Agreement dated January 12, 1995, between the Company, Danny Adair, First Southwest Company, 490 Park Joint Venture and the Umphrey Family Partnership.

Consignment Agreement dated July 31, 1989, between the Company and Geo Industries, a Division of Henry Company, terminable within 60 days without penalty.

Lease Agreement, dated July 1, 1994, between the Company and Frontier Development, Ltd., for premises located at 704 Highway 365, Port Arthur, Texas.

Lease Agreement dated May 1, 1995, between the Company and Frontier Development, Ltd., for premises located at 202 S. Garden Drive, Beauxart Gardens, Texas.

Lease Agreement, dated May 11, 1994, between the Company and L&P Realty for the premises located at 18 Culnen Drive, Branchburg, New Jersey.

Lease Agreement dated September 16, 1992, between Intec-Permaglass, a division of the Company, and Thomas Hodges, for premises located at 785 Adamson Drive, Monroe, Georgia (now on month-to-month basis).

Lease Agreement, dated January 9, 1992, between the Company and Armor Investment Co., for premises located at 3601 North Navone Road, Stockton, California.

Sublease Agreement, dated September 1, 1995 between the Company and Thermo Materials, a Division of Thermo Manufacturing Company, L.P., for a portion of the Premises located at 401 E. Ray Road, Chandler, Arizona.

Lease Agreement dated as of March 14, 1994, between the Company and Armco, Inc., d/b/a Greensport Industrial Park, for the premises located at 13609 Industrial Boulevard, Houston, Texas.

On July 1, 1995, the Company entered into a Lease Agreement with Armco, Inc. for premises consisting of approximately 35,000 square feet located at Complex 19 within Greens Port Industrial Park. The lease is for a period of three months, terminating September 30, 1995, with a 30-day written notice of cancellation.

Cross-Collateral Security Agreement, dated January 26, 1995, between the Company and CIT Group/Equipment Financing, Inc.

Master Lease Agreement, dated September 28, 1994, between the Company and Yale Financial Services, Inc.

Equipment Rental Agreement, dated April 15, 1993, between the Company and First Source Financial Services.

Consignment Agreement, dated March 2, 1994, between the Company and Thermo Materials, a Division of Thunderhawk Manufacturing Co., L.P., terminable within 60 days without penalty.

Vehicle Lease Service Agreement, dated May 19, 1992, between the Company and Penske Truck Leasing Co., L.P.

Equipment Leases, dated May 24, 1994, between the Company and Canon Financial Services.

Lease Agreement, dated June 2, 1995, between the Company and Toyota Lift of Houston.

Equipment Leases between the Company and Pitney Bowes Credit Corporation.

Equipment Lease dated March 2, 1992, between the Company and Apple Unit Leasing, Inc.

Interests of Mirex Corporation in certain equipment leased to MWeld pursuant to Lease Agreement, dated September 11, 1995.

Consulting Agreement dated December 9, 1991, between the Company and Elmore Nelson.

First Southwest engagement Letter in connection with the Merger Agreement and transactions contemplated therein.

Agreement, dated as of January 1, 1995,between the Company and Air Recon, a division of Recon Environmental Corp., for the provision of continuous environmental services at the Company's New Jersey manufacturing facility.

Various Services and Maintenance Agreements between the Company and AT&T Communications, Inc.

Gas Transportation Agreement, dated March 23, 1994, between the Company and Southern Union Gas Company, relating to the supply of natural gas to the Company's Port Arthur facilities.

Standard Membrance Supply Agreement, dated February 10, 1995, between the Company and Liquid America Corporation, relating to the supply of nitrogen.

Agreement, dated February 17, 1995, between the Company and Exxon Company, U.S.A., relating to the purchase of asphalt by the Company.

Gas Sales Contract, dated as of October 1, 1994, and letter agreement, dated February 5, 1995, between the Company and Entex, a division of Noram Energy Corporation.

Letter Agreement, dated February 10, 1995, between the Company and Minnesota Mining and Manufacturing Company, for the purchase of roofing granules.

The Company issues purchase orders for long-term commitments for delivery of polymers.

Natural Gas Sales Agreement dated April 1, 1995, between the Company and KCS Energy Marketing, Inc. related to supply of natural gas to the New Jersey facility.

In order to repay the cost of certain equipment purchased by Luzenac America, Inc., the Company has agreed to purchase talc from Luzernac America, Inc., at an increased price until the full amount is repaid, with the excess charge ($10.00/ton) to be applied against the original $53,840 purchase price of the equipment.

The Company has entered into Re-Label Agreements with other manufacturers which provide that the Company shall purchase manufactured products at specified prices for resale by the Company under its own label. The Company has Re-Label Agreements with the following manufacturers:

               -    Apache Products Company
               -    Thermo Manufacturing Company, L.P., d/b/a Thermo Materials
               -    Nestle Oil Services, Inc.
               -    Gulf States Asphalt Company
               -    Southeastern Asphalt Products, Inc.
               -    Tru-Fax Corporation
               -    Danse Corporation
               -    United Asphalts, Inc.

               -    SIBO Incorporated
               -    RMax, Inc.
               -    NRG Barriers, Inc.
               -    Schuller Roofing Systems
               -    FR, Inc.
               -    Continental Materials, Inc.
               -    Koch Materials Company
               -    RawPing Company, Inc.
               -    Cast Strip of America Corporation
               -    Cast Products, Inc.
               -    Atlas Energy Products
               -    Partek Insulation, Inc.
               -    International Permalite, Inc. (now knows as BMCA Insulation)
               -    National Varnish Company (now knows as ALCO-NVC, Inc.)
               -    Four Star Roofing
               -    Cryson Refining, Inc.
               -    Eagle Asphalt Products
               -    Trunball
               -    ChemRex, Inc.

Agreement, dated February 8, 1995, between the Company and Apollo Environmental Strategies, Inc. for the removal of an underground storage tank at the Company's Houston facility.

Agreement between the Company and Automated Data Processing, Inc., for payroll processing.

Brokerage Service Agreement, dated October 10, 1994, between the Company and Marsh & McLennan, Incorporated, for insurance brokerage services.

Gas Purchase and Sales Agreement dated October 10, 1994, between the Company and Redwood Resources, Inc., relating to the supply of natural gas to the Company's Stockton, California facility (gas supply and interstate transportation).

Administration Agreement, dated June 1, 1995, between the Company and Top Priority Administration, Inc.

Consignment Agreement, dated March 27, 1992, between the Company and National Varnish Co., terminable within 60 days without penalty.

Gas Sales Agreement between the Company and Mercado Gas Services, Inc. dated March 15, 1988 and Letter Agreement, dated June 1, 1995 for purchase of natural gas at Port Arthur, Texas facility.

Natural Gas Transportation Agreement, dated September 1, 1995, between the Company and PG&E for supply of natural gas to Stockton, California facility.

     Agreements exist which extend the trade payables of the Company to the following suppliers of materials: Minnesota Mining and Manufacturer, Riechel & Drews, Hoechst Celanese and Polytex.

     Agreement between the Company and Thermo Manufacturing Company, L.P. as to that certain consignment agreement dated September 1, 1995.

     Agreement between the Company and Thermo Manufacturing Company, L.P. regarding private label sales, dated September 1, 1995.

     Agreements listed on Schedule 4.1(m).

     Guaranty, dated March 25, 1995, of indebtedness of Thermo Manufacturing Company, L.P., made by the Company in favor of Community Bank.

     Guaranty Agreement, dated November 18, 1994, of indebtedness of Thunderhawk Manufacturing Company, L.P., (now Thermo Manufacturing Company, L.P.) made by the Company in favor of Neste Oil Services, Inc.

     Asset Purchase Agreement, dated February 4, 1994, among Neste Thermo, and Neste Oil Services, Inc., as Sellers, Thunderhawk Manufacturing, L.P., as Buyer, joined by the Company, as Guarantor.

     The Company has entered into a Corporate Business Travel Account Agreement with American Express Travel Related Services Company, Inc. The terms of this agreement required the Company to pay all amounts charged to the Business Travel Account which are not paid promptly by the Company's employees.

     Indemnification Agreements, dated as of May 1, 1995, between the Company and each of Danny J. Adair, Ken D. Latiolais, J. Roane Ruddy, S. Craig Noble, Albert E. Brammer, Richard E. Purkey, Sr., Robert G. Hoag and Austin W. Gonsoulin.

     Insurance Premium Finance Agreement dated December 5, 1994, between the Company and AFCO Credit Corporation.

     Standard rebate agreements entered into with distributors of the Company on an annual basis.

     Memorandum of Understanding (undated), between Asahi Corporation, the Company, Keet Trading Company and Ogura Industries relating to the marketing and distribution of the Company's products in Japan.

     Guaranty, dated May 11, 1995, of indebtedness of the Company, made by Exterior Technologies Corporation in favor of Community Bank.

     The Company has provided an irrevocable standby letter of credit, in the face amount of $325,000, by LaSalle National Bank in favor of Traveler's Insurance Group.

     Lease Agreement, dated March 15, 1994, between the Company and Stonegate Properties, Inc. for premises located at Tollway Centre, 2200 N. Stonington, Hoffman Estates, Illinois.

     Security Agreement, dated January 17, 1990, between the Company and The Exchange National Bank of Chicago (now known as LaSalle National Bank), as amended, and related promissory note, dated March 5, 1990, made by the Company in favor of LaSalle National Bank, in the original principal amount of $29,400,000.

     Promissory Note and Mortgage, dated November 18, 1986, between the Company and Somerset Trust Company, in the original principal amount of $1,260,000.

     Commercial Real Estate Lien Note, dated May 11, 1995, made by the Company in favor of Community Bank.

     Loan and Security Agreement, dated September 29, 1993, between the Company and MetLife Capital Corporation, as amended, and related promissory notes. The proceeds of this loan were used to purchase equipment which is part of the Distribution Assets, and the notes are secured solely by such equipment.

     Promissory Note, dated September 28, 1990, made by Danny J. Adair in favor of the Company, in the original principal amount of $2,803,000.

     Master Revolving Credit Note, dated December 31, 1987, made by MWeld,
     Inc. (now Exterior Technologies Corporation) in favor of the Company in the original principal amount of $5,000,000.

     Promissory Note, dated November 30, 1994, made by Star, Inc., in favor of the Company, in the original principal amount of $500,000.

     Commercial Real Estate Lien Note, dated April 16, 1993, made by Troutman-Trust, Inc. in favor of the Company, in the original principal amount of $75,000.

     Pursuant to an Amendment dated January 30, 1995, to the Security Agreement, the Company has agreed to grant to LaSalle National Bank, as additional security for existing loans, a Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing relating to the Company's real properties located in Hoffman Estates, Illinois, Stockton, California, North Branch, New Jersey, Corvallis, Oregon, Monroe, Georgia and Houston, Texas.

     Agreement of Limited Partnership of Thunderhawk (Thermo) Manufacturing Company, L.P., between Thunderhawk, Inc. (Eagle Ventures), as general partner, and the Company, as limited partner.

     Exclusive Manufacturing Agreement between the Company and Allied Signal, Inc., dated March 31, 1994.

     PermaGlas Roofing Contractor Promotion Program whereby contractors earn premiums for products purchases.

     Joint Development Agreement, dated May 19, 1993, between the Company and Allied Signal Inc.

     Arrangement with Ernst & Young pursuant to which such company consults with U.S. Intec, Inc. in order to minimize its ad valorem tax liabilities.

     The Company has purchased two life insurance policies with the Company names as beneficiary, on Danny J. Adair, with an aggregate death benefit of $1,500,000.

     Agreement between the Company and Thermo Manufacturing Company, L.P. as to confidentiality, dated September 1, 1995.

     Confidentiality Agreement, dated December 20, 1994 between Danny Adair and Allied Signal, Inc.

     Interests of Imperial IPF in Company's unearned premiums, dividends and loss payments under specified insurance policies pursuant to certain Premium Finance Agreement, dated June 13, 1995.




                                    Annex A
                                    -------



                       SALESMAN CONTRACT LIST WITH DATES


                                U.S. INTEC, INC.



    NAME                      LOCATION                 SALESMAN       REP
    ----                      --------                 --------       ---

Rich Russack (Sales Mgr.)     Eastern Region            2/85
Gary Rathell                  MD, DC                    1/93
Dennis Fullerton              VA, NC                    4/87
Steve Manning                 NY City                  11/86
Rich Weaver (ASR Assoc.)      FL, SE GA                                1/95
Allen Jones (ASR Assoc.)      FL, SE GA
Mike Briggs (ASR Assoc.)      FL, SE GA
George Allaster (ASR Assoc.)  W. Coast FL
Bob White                     New England               5/88
Mark Day                      W. PA, NW VA              None
Alex Cifelli (Cifelli,        So. J, Phil. PA, DE                     12/92
   Wolfarth & Assoc.)
Bob Wolfarth (Cifelli,        E. PA                                   12/92
   Wolfarth & Assoc.)
Doug Quinn (Division 7        E. NY State                              4/92
   Sales)
Jim Gyle (Division 7 Sales)   W. NY State                              4/92
Jason Gladfelter (Equinox     NO Jersey                                None
   Building Materials)
Larry Swann                   Atlanta, GA               3/94
Don Latham (Thermo)                                                     1/95
Tim Kokolus (Cifelli          E. PA
   Wolfarth)
Jeff King                     SC, E, TN, NC             None
Mike Spence (Sales Mgr.)      NC Region, IL             2/85
Bill Machener                 MI                        2/87
Paul Scheafbauer (Specified   WI, MN                                   1/92
   Sales)
Jim Koch (Specified Sales)    WI, MN                                   1/92
Larry Villers                 OH, WV                    1/90
Paul Hincke (Elmslie &        Manitoba-E.                              None
   Assoc.)
Dan Durkin                    IL                        None
Jim Durkin, Sr. (J.D. Sales   IL                        None
   and Mktg.)
John Elmslie (Elmslie &       E. Canada                                1/92
   Assoc.)
Doug Ruffner (Conspec 7       IN                                       1/95
   and Mktg.)
Timothy Manning (Metro Mktg.  KY                                       1/95
   Company)
Joe Ross (Phoenix Rfg. &      TN (Knox)                                1/95
   Metal Supply)
Paul Turner (Sales Mgr.)      N.W. Region, Alaska       7/89
G. Scott Fairchild (Thermo)                                            3/95
Bill Maddux                   Bay Area, S.F., CA        1/87
Bob Marcipan                  MO, CA, NV                2/85
Kirk Barbour (Aqua Seal)      BC, ALBT,SASK                            1/92
David Mansfield               OR, SO. ID                1/92

                       SALESMAN CONTRACT LIST WITH DATES


    NAME                      LOCATION                 SALESMAN       REP
    ----                      --------                 --------       ---



Chris Maddux                  Bay Area, S.F., CA        1/87
Gene Hlavaty                  NO, California            None
Will Maddux                   Bay Area, S.F., CA        1/87
Chad Vesperman                W. WA                     1/93
Joe Tavares                   Tacoma, WA                4/94
Bill Graham                   BC, ALBT, SASK            None
David Ciani (Sales Mgr.)      SC Region TX             10/93
Tom Trahan                    Houston, SE TX            None
Lee Moore                     Dallas/Ft. Worth          None
Sam Adair                     Austin, El Paso           2/85
Tim Lacy                      LA                        None
Troutman-Truster (Troutman,   MO, KS, IA, NE, Swansen                  1/92
   Truster)
John McGloughlin (Olympic                                              3/95
   Supply)
Tom Owens (Infra Red          West Texas                               8/93
   Enterprises)
Graham Gregory                AL, W. Panama City, FL
John Kovacs (John Kovacs      San Antonio                              9/93
   & Assoc.)
Fred Kunz (John Kovacs &      C. Christi & Valley                      9/93
   Assoc.)
Ken Kay (K & K Sales)         OK, N.M., AR                             3/94
Meredith Escue (M.W. Escue    TN
   & Assoc.)
Lance Escue (M.W. Escue &     W. TN
   & Assoc.)
Thomas Mayberry (M.W. Escue   W. TN
   & Assoc.)
Matt Alborn                   TX                        9/94
Darren Houk                   TX                        2/95
Kent Francom (Sales Mgr.)     SW Region, AZ             2/85
Glen Hurtado                  Orange, Ventura LA        None
Victor Szczepanski (Roofing   HI                                       None
   Solutions)
John Francom (Francom &       UT, SW, Wyoming, SE ID                   1/92
   Assoc.)
Paul Hatch                    San Bern, Riverdale       None
Bill Max                      So. NV                   12/92
Brad Max                      So. NV                   12/92
Tom Wanser                    NM                       10/90
Rod Walker                    AZ                        None
Bill McCracken (B.R.          CO, Wyoming                             12/92
   McCracken Co.)
C. D. Govan, III (B.R.        CO, Wyoming                             12/92
   McCracken Co.)
Richard Sealey (B.R.          CO, Wyoming                             12/92
   McCracken Co.)
Doug Stewart                  Tucson/So. AZ             2/94
Chuck Andrews                 So. CA                    3/94
Dala Cisco                    Orange, Ventura, LA       None

Schedule 4.1(p) - Related Party Transactions
---------------   --------------------------

                    Lease Agreement, dated July 1, 1994, between the Company and Frontier Development, Ltd., for premises located at 702 Highway 365, Port Arthur, Texas.

                    Lease Agreement, dated May 1, 1995, between the Company and Frontier Development, Ltd., for premises located at 202 S. Garden Drive, Beauxart Gardens, Texas.


                    Promissory Notes, dated September 28, 1990 and December 31, 1993, made by Danny J. Adair in favor of the Company in the original principal amount of $2,803,000, and related Global Modification and Restructuring Agreement.

                    Debt Restructuring and Non-Competetion Agreement, dated September 28, 1990, between the Company and Danny J. Adair.

                    Indemnification Agreements, dated as of May 1, 1995, between the Company and each of Danny J. Adair, Ken D. Latiolais, J. Roane Ruddy, S. Craig Noble, Albert E. Brammer, Richard E. Purkey, Sr., Robert G. Hoag and Austin W. Gonsoulin.

                    Registration Agreement, dated January 12, 1995, between the Company, Danny Adair, First Southwest Company, 490 Park Joint Venture and the Umphrey Family Partnership.

                    Consulting Agreement, dated December 9, 1991, between the Company and Elmore Nelson.

                    The Company periodically makes advances to employees and sales representatives, which are paid through payroll or commission deductions.

                    The Company has entered into a Corporate Business Travel Account Agreement with American Express Travel Related Services Company, Inc. The terms of this agreement require the Company to pay all amounts charged to the Business Travel Account which are not paid promptly by the Company's employees.

                    The Company has purchased two life insurance policies with the Company named as beneficiary on Danny J. Adair, having an aggregate death benefit of $1,500,000.

Schedule 4.1(p) - Liens
---------------   -----


                    The following sets forth encumbrances that exist on the Company's properties and assets.

          1. Liens in favor of La Salle National Bank on all of the Company's accounts and inventory and on all of the Company's deposits, cash and other property which is in the possession of La Salle National Bank.

          2. Commitment to La Salle National Bank to grant a lien on the Company's real property located in Houston, Texas; Stockholm, California; Corvallis, Oregon; and Monroe, Georgia; pursuant to Amendment to Security Agreement, dated January 30, 1995, of Security Agreement, dated January 17, 1990, between the Company and La Salle.

          3. Mortgage in favor of Somerset Trust Company on the real property owned by the Company and located at 106 Meister Ave., North Branch, New Jersey, pursuant to that certain Promissory Note dated as of November 18, 1986, in the original amount of $1,260,000.

          4. The interest of Geo Industries, a Division of Heary Company, in certain personal property delivered to the Company pursuant to that certain Consignment Agreement, dated July 31, 1989, between the Company and Geo Industries.

          5. The interest of National Varnish Co. (now known as ALCO-NVC, Inc.) in certain personal property delivered to the Company pursuant to that certain Consignment Agreement, dated March 27, 1992, between the Company and National Varnish Co.

          6. The interest of Thermo Materials, a Division of Thunderhawk Manufacturing Company, L.P., in certain personal property delivered to the Company pursuant to that certain Consignment Agreement, dated March 2, 1994, between the Company and Thermo Materials.

          7. The interest of Penske Truck Leasing Co., L.P. in certain vehicles leased to the Company pursuant to that certain Vehicle Lease Service Agreement, dated May 19, 1992, between the Company and Penske Truck Leasing Co., L.P.

          8. The interest of Canon Financial Services in certain equipment leased to the Company pursuant to those certain Equipment Leases dated May 24, 1994, between the Company and Cannon Financial Services.

          9. The interest of Yale Financial Services in certain equipment leased to the Company pursuant to that certain Master Lease Agreement dated September 28, 1994 between the Company and Yale Financial Services.

          10. The interest of First Source Financial Services in certain equipment leased to the Company pursuant to that certain Equipment Rental Agreement dated April 15, 1993, between the Company and First Source Financial Services.

          11. The interest of Community Bank in the Company's real property (and improvements and fixtures to the real property operation) located in Jefferson County, Texas, pursuant to that certain Deed of Trust dated as of May 11, 1995, between the Company and James M. Roberson, as Trustee for Community Bank.

          12. The interest of Pitney Bowes Credit Corporation in certain equipment leased to the Company pursuant to Equipment Lease Agreements between the Company and Pitney Bowes Credit Corporation.

          13. The Security Interest of MetLife Capital Corporations is certain equipment owned by the Company, pursuant to that certain Loan and Security Agreement, dated September 29, 1993, as supplemented by Supplemental Security Agreement No. 1, dated March 10, 1994, and Supplemental Security Agreement No. Three, dated March 30, 1995.

          14. The interest of The CIT Group/Equipment Financing, Inc. in certain equipment leased to the Company pursuant to those certain Equipment Leases between the Company and The CIT Group/Equipment Financing, Inc.

          15. The interest of Toyota Lift of Houston in certain equipment leased to the Company pursuant to those certain Lease Agreements dated June 30, 1995.

          16. The interest of Apple Unit Leasing, Inc., in certain equipment leased to the Company pursuant to that certain Equipment Lease dated March 2, 1992, between the Company and Apple Unit Leasing, Inc.

          17. The interest of AFCO Credit Corporation in all of the Company's unearned premiums, dividends and loss payments under specified insurance policies pursuant to that certain Premiums Finance Agreement dated December 5, 1994.

          18. The interest of Corporation in certain equipment leased to McWeid pursuant to that Lease Agreement dated September 11, 1995.

          19. Interest of Imperial IPF in all of the Company's unearned premiums, dividends, and loss payments under specified insurance policies pursuant to that certain Premiums Finance Agreement, dated June 13, 1995.